Exhibit 10.2
FORM OF SECURITY INTEREST
NOTICE OF CONFIDENTIALITY RIGHTS. IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

After recording return to:

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
YSI XX LP,
Borrower,
having an office at
6745 Engle Road
Cleveland, Ohio 44130
to
KEITH H. MULLEN,
Trustee
for the benefit of
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
a New York corporation,
Lender,
having an office
c/o AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5443
Loan Amount: $72,457,510.00
Premises: [                                                                                                    ]
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

TABLE OF CONTENTS

1.	RECITALS		7
2.	GRANTING CLAUSE		7
3.	DEFINED TERMS		8
4.	TITLE		15
5.	REPRESENTATIONS OF THE BORROWER		16
	5.1	Formation, Existence, Good Standing	16
	5.2	Qualification to Do Business	16
	5.3	Power and Authority	16
	5.4	Anti-Terrorism Regulations	17
	5.5	Due Authorization	17
	5.6	No Default or Violations	17
	5.7	No Further Approvals or Actions Required	17
	5.8	Due Execution and Delivery	17
	5.9	Legal, Valid, Binding and Enforceable	17
	5.10	Accurate Financial Information	17
	5.11	Compliance with Legal Requirements	17
	5.12	Contracts and Franchises	18
	5.13	No Condemnation Proceeding	18
	5.14	No Casualty	18
	5.15	Independence of the Real Property	18
	5.16	Complete Lots and Tax Parcels	18
	5.17	Tenant Rights to Insurance and Condemnation Proceeds	18
	5.18	Ownership of Fixtures	18
	5.19	Commercial Property	18
	5.20	Real Property is not Homestead Property	19
	5.21	Performance under Development Agreements	19
	5.22	Status of Certain Title Matters	19
	5.23	No Prohibited Transactions	19
6.	COVENANTS		19
	6.1	Good Standing	19
	6.2	Qualification to Do Business	19
	6.3	No Default or Violations	20
	6.4	Payment and Performance	20
	6.5	Special Purpose Entity	20
	6.6	Payment of Impositions	21
	6.7	Legal Control of the Real Property	22
	6.8	Management of the Real Property	22
	6.9	Maintenance of the Real Property	22
	6.10	Use of the Real Property	22
	6.11	Legal Requirements	22
	6.12	Contracts and Franchises	23
	6.13	Covenants Regarding Certain Title Matters	23
	6.14	Independence of the Real Property	23
	6.15	Complete Lots and Tax Parcels	23
	6.16	Commercial Property	23
	6.17	Real Property is not Homestead Property	23
	6.18	Performance under Development Agreements	23
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

	6.19	Status of Certain Title Matters	23
	6.20	Restoration upon Casualty or Condemnation	24
	6.21	Performance of Landlord Obligations	24
	6.22	Financial Reports and Operating Statements	24
	6.23	Estoppel Statements	25
	6.24	Prohibition on Certain Distributions	25
	6.25	Use of Loan Proceeds	25
	6.26	Prohibition on Cutoff Notices	26
	6.27	Prohibited Person Compliance	26
	6.28	Net Worth Requirement	26
7.	INSURANCE REQUIREMENTS		26
	7.1	Required Coverages	27
	7.2	Primary Coverage	27
	7.3	How the Lender Shall Be Named	28
	7.4	Rating	28
	7.5	Deductible	28
	7.6	Notices, Changes and Renewals	28
	7.7	Unearned Premiums	29
	7.8	Forced Placement of Insurance	29
8.	INSURANCE AND CONDEMNATION PROCEEDS		29
	8.1	Provisions of Approved Key Leases to Govern	29
	8.2	Adjustment and Compromise of Claims and Awards	29
	8.3	Direct Payment to the Lender of Proceeds	29
	8.4	Availability to the Borrower of Proceeds	29
	8.5	Conditions to Availability of proceeds	30
	8.6	Permitted Mezzanine Financing for Rebuilding or Remediation of the Effect of Taking by Eminent Domain	31
	8.7	Draw Requirements	31
9.	ESCROW FUND		31
10.	DEFAULT		32
	10.1	Payment Defaults	32
	10.2	Incurable Nonmonetary Default	32
	10.3	Curable NonMonetary Default	33
11.	RIGHT TO CURE		34
12.	Contest Rights		35
13.	DUE ON TRANSFER OR ENCUMBRANCE		35
14.	DUE ON SALE EXCEPTIONS		35
	14.1	Permitted Transfer to an Approved Purchaser	35
	14.2	Permitted Transfers of Certain Passive Interests	36
	14.3	Transfers of Limited Partnership Interests	37
	14.4	Transfers of LLC Membership Interests	37
	14.5	Transfers in Carveout Obligor and UStoreIt Trust	37
	14.6	Transaction Costs	37
15.	NOTICE OF ABSOLUTE ASSIGNMENT OF LEASES AND RENTS		38
16.	ACCELERATION		38
17.	RIGHTS OF ENTRY AND TO OPERATE		38
	17.1	Entry on Real Property	38
	17.2	Operation of Real Property	39
18.	RECEIVERSHIP		39
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

19.	FORECLOSURE; POWER OF SALE		39
	19.1	Availability of Remedies	39
	19.2	Public Sale	39
	19.3	Right to Require Proof of Financial Ability and/or Cash Bid	40
	19.4	Sale Subject to Unmatured Indebtedness	40
	19.5	Partial Foreclosure	41
	19.6	Trustee’s Deeds	41
20.	WAIVERS		41
21.	EXCULPATION CLAUSE AND CARVEOUT OBLIGATIONS		42
22.	SECURITY AGREEMENT AND FIXTURE FILING		43
	22.1	Definitions	43
	22.2	Creation of Security Interest	44
	22.3	Filing Authorization	44
	22.4	Additional Searches and Documentation	44
	22.5	Costs	45
	22.6	Representations, Warranties and Covenants of the Borrower	45
	22.7	Fixture Filing	46
23.	ENVIRONMENTAL MATTERS		46
	23.1	Representations	46
	23.2	Environmental Covenants	47
	23.3	The Lender’s Right to Control Claims	47
	23.4	Indemnification	47
	23.5	Environmental Audits	48
24.	CONCERNING THE TRUSTEE		49
	24.2	Retention of Money	49
	24.3	Successor Trustees	49
	24.4	Succession Instruments	50
	24.5	Performance of Duties by Agents	50
25.	AGREEMENT CONCERNING INTEREST		50
	25.1	Savings Clause	50
	25.2	Ceiling Election	51
26.	SECONDARY MARKET		51
	26.1	Dissemination of Information	51
	26.2	Cooperation	52
	26.3	Additional Financial Information	52
	26.4	Reserves/Escrows	52
27.	MISCELLANEOUS		52
	27.1	Successors and Assigns	51
	27.2	Survival of Obligations	52
	27.3	Further Assurances	52
	27.4	Right of Inspection	53
	27.5	Expense Indemnification	53
	27.6	General Indemnification	54
	27.7	Recording and Filing	54
	27.8	No Waiver	54
	27.9	Covenants Running with the Land	54
	27.10	Severability	54
	27.11	Entire Agreement	55
	27.12	Notices	55
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

27.13	Counterparts	56
27.14	Choice of Law	56
27.15	Forum Selection	56
27.16	Sole Benefit	56
27.17	Release of Claims	57
27.18	No Partnership	57
27.19	Payoff Procedures	57
27.20	[Intentionally Deleted]	57
27.21	Future Advances	57
27.22	Interpretation	58
27.23	Joint and Several Liability	58
27.24	Time of Essence	58
27.25	Jury Waiver	58
27.26	Renewal, Extension, Modification and Waiver	59
27.27	Cumulative Remedies	59
27.28	No Obligation to Marshal Assets	59
27.29	Transfer of Ownership	59
27.30	Notice of Indemnification	59
27.31	Partial Release	60
27.32	Release and Substitution of Collateral	60
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

Deed of Trust, Security Agreement and Fixture Filing
This Deed of Trust, Security Agreement and Fixture Filing (this “Deed of Trust”) is made and given effective as of the 1st day of November, 2005, by YSI XX LP, as Borrower, a Delaware limited partnership, whose address is 6745 Engle Road, Cleveland, Ohio 44130 (the “Borrower”), to [                    ], as Trustee, whose address is [                    ] (the “Trustee”), for the benefit of TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY, as Lender, a New York corporation having an office c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499-5443 (the “Lender”). The definitions of capitalized terms used in this Deed of Trust may be found either in Section 3 below, or through the cross-references provided in that Section.
1.	RECITALS
A.	Under the terms of a commercial Second Revised Loan Application/Commitment dated September 1, 2004, as amended (the “Commitment”), AEGON USA Realty Advisors, Inc. (“AEGON”), as agent for the Lender, agreed to fund a loan in the principal amount of $72,457,510.00 (the “Loan”).

B.	The Lender has funded the Loan in the principal amount of $72,457,510.00 in accordance with the Commitment, and to evidence the Loan, the Borrower has executed and delivered to the Lender a certain Secured Promissory Note, of even date, in the amount of $72,457,510.00, with a maturity and final payment date of November 1, 2015.

C.	The Commitment requires that the Loan be secured by all of the Borrower’s existing and after-acquired interest in certain real property and by certain tangible and intangible personal property consisting of 37 self-storage facilities located at the addresses set forth on Exhibit B hereto in Arizona, California, Colorado, New Mexico, Texas and Utah (each called a “Parcel”).
2.	GRANTING CLAUSE
To secure the repayment of the Indebtedness, any increases, modifications, renewals or extensions of the Indebtedness, and any substitutions for the Indebtedness, as well as the performance of the Borrower’s other Obligations, and in consideration of the sum of ten dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower grants, bargains, warrants, conveys, alienates, releases, assigns, sets over and confirms to the Trustee, in trust with the power of sale for the benefit of the Lender and to his successors and assigns forever, all of the Borrower’s existing and after acquired interests in the Real Property (together with rents, issues and profits).
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

3.	DEFINED TERMS
The following defined terms are used in this Deed of Trust. For ease of reference, terms relating primarily to the Security Agreement are defined in Subsection 22.1.
“Absolute Assignment of Leases and Rents” means the Loan Document bearing this heading.
an “Affiliate” of any person means any entity controlled by, or under common control with, that person.
“Appurtenances” means all rights, estates, titles, interests, privileges, easements, tenements, hereditaments, titles, royalties, reversions, remainders and other interests, whether presently held by the Borrower or acquired in the future, that may be conveyed as interests in the Land under the laws of [individual state specific information inserted here]. Appurtenances include the Easements and the Assigned Rights.
“Assigned Rights” means all of the Borrower’s rights, easements, privileges, tenements, hereditaments, contracts, claims, licenses or other interests, whether presently existing or arising in the future. The Assigned Rights include all of the Borrower’s rights in and to:
(i)	any greater estate in the Real Property;

(ii)	insurance policies required to be carried hereunder, including the right to negotiate claims and to receive Insurance Proceeds and unearned insurance premiums (except as expressly provided in Subsection 8.2);

(iii)	Condemnation Proceeds;

(iv)	licenses and agreements permitting the use of sources of groundwater or water utilities, septic leach fields, railroad sidings, sewer lines, means of ingress and egress;

(v)	drainage over other property;

(vi)	air space above the Land;

(vii)	mineral rights;

(viii)	party walls;

(ix)	vaults and their usage;

(x)	franchises;

(xi)	commercial tort claims that arise during the Loan term in respect of damages to the Real Property or to its operations, in respect of any impairment to the value of the Real Property, or in respect of the collection of any Rents;

(xii)	construction contracts;

(xiii)	roof and equipment guarantees and warranties;

(xiv)	building and development licenses and permits;

(xv)	tax credits or other governmental entitlements, credits or rights, whether or not vested;

(xvi)	licenses and applications (whether or not yet approved or issued);

(xvii)	rights under management and service contracts;
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

(xviii)	leases of Fixtures; and

(xix)	trade names, trademarks, trade styles, service marks, copyrights, and agreements with architects, environmental consultants, property tax consultants, engineers, and any other third party contractors whose services benefit the Real Property.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations promulgated pursuant to those statutes.
“Business Day” means any day when state and federal banks are open for business in Cedar Rapids, Iowa.
“Carveout Guarantee and Indemnity” means that certain “Guarantee and Indemnity Agreement” entered into by the Carveout Obligor on the date of this Deed of Trust.
“Carveout Obligations” means those obligations described in Section 21.
“Carveout Obligor” means U-Store-It, L.P., a Delaware limited partnership. Any other person who expressly assumes liability for the Carveout Obligations during the term of the Loan shall become a “Carveout Obligor” for purposes of this Deed of Trust.
“Carveouts” means those matters from which Carveout Obligations may arise, which are described in Section 21.
“Charges” means all fees, charges, and other things of value, if any, contracted for, charged, received, taken or reserved pursuant to the Note or any of the other Loan Documents in connection with the Loan, and which are treated as interest under applicable law (whether in connection with any voluntary prepayment of the Indebtedness, or otherwise, and including fees for the forbearance of any enforcement action or for the extension or modification of the Loan).
“Condemnation Proceeds” means all money or other property that has been, or is in the future, awarded or agreed to be paid or given in connection with any taking by eminent domain of all or any part of the Real Property (including a taking through the vacation of any street dedication or through a change of grade of such a street), either permanent or temporary, or in connection with any purchase in lieu of such a taking, or as a part of any related settlement, except for the right to condemnation proceeds awarded to the tenant in a separate proceeding in respect of the lost value of the tenant’s leasehold interest, provided that the award does not reduce, directly or indirectly, the award to the owner of the Real Property.
“Curable Nonmonetary Default” means any of the acts, omissions, or circumstances specified in Subsection 10.3 below.
“Default” means any of the acts, omissions, or circumstances specified in Section 10 below.
“Default Rate” means the rate of interest specified as the “Default Rate” in the Note.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

“Development Agreements” means all development, utility or similar agreements included in the Permitted Encumbrances.
“Easements” means the Borrower’s existing and future interests in and to the declarations, easements, covenants, and restrictions appurtenant to the Land.
“Environmental Indemnity Agreement” means the Loan Document bearing that heading.
“Environmental Laws” means all applicable present and future laws, statutes, ordinances, rules, regulations, orders, guidelines, rulings, decrees, notices and determinations of any Governmental Authority to the extent that they pertain to: (A) the protection of health against environmental hazards; (B) the protection of the environment, including air, soils, wetlands, and surface and underground water, from contamination by any substance that may have any adverse health effect on humans, livestock, fish, wildlife, or plant life, or which may disturb an ecosystem; (C) underground storage tank regulation or removal; (D) wildlife conservation; (E) protection or regulation of natural resources; (F) the protection of wetlands; (G) management, regulation and disposal of solid and hazardous wastes; (H) radioactive materials; (I) biologically hazardous materials; (J) indoor air quality; or (K) the manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any Hazardous Substances. “Environmental Laws” include the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., [applicable individual state specific information inserted here], all similar state statutes and local ordinances, and all regulations promulgated under any of those statutes, and all administrative and judicial actions respecting such legislation, all as amended from time to time.
“ESA” means the written environmental site assessment of the Real Property obtained under the terms of the Commitment.
“Escrow Expenses” means those expenses in respect of real and personal property taxes and assessments, Insurance Premiums and such other Impositions as the Lender pays from time to time directly from the Escrow Fund using monies accumulated through the collection of Monthly Escrow Payments.
“Escrow Fund” means the funds deposited by Borrower with the Lender pursuant to Section 9 hereof, as reflected in the accounting entry maintained on the books of the Lender as funds available for the payment of Escrow Expenses under the terms of this Deed of Trust.
“Fixtures” means all materials, supplies, equipment, apparatus and other items now or hereafter attached to or installed on the Land and Improvements in a manner that causes them to become fixtures under the laws of [individual state specific information inserted here], including all built-in or attached furniture or appliances, elevators, escalators, heating, ventilating and air conditioning system components, emergency electrical generators and related fuel storage or delivery systems, septic system components, storm windows, doors, electrical equipment, plumbing, water conditioning, lighting, cleaning,
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

snow removal, lawn, landscaping, irrigation, security, incinerating, fire-fighting, sprinkler or other fire safety equipment, bridge cranes or other installed materials handling equipment, satellite dishes or other telecommunication equipment, built-in video conferencing equipment, sound systems or other audiovisual equipment, and cable television distribution systems. Fixtures do not include trade fixtures, office furniture and office equipment owned by tenants who are unrelated to the Borrower. Fixtures expressly include HVAC, mechanical, security and similar systems of general utility for the operation of the Improvements as leasable commercial real property.
“Fraction of Value” means the fraction of value of the Loan allocated to each of the Parcels as set forth in a letter agreement of even date herewith executed by Lender for the benefit of Borrower, which fraction of value is made exclusively for the purposes of determining the Release Amount for any Parcel as described in Section 27.31 below; provided, however, in no event shall the fraction of value limit the extent or priority of the lien or security interest of any Deed of Trust or Mortgage securing the Loan.
“Governmental Authority” means any political entity with the legal authority to impose any requirement on the Property, including the governments of the United States, the State of [individual state specific information inserted here], the applicable county, city, and any other governmental entity with jurisdiction to decide, regulate, or affect the ownership, construction, use, occupancy, possession, operation, maintenance, alteration, repair, demolition or reconstruction of any portion or element of the Real Property.
“Hazardous Substance” means any substance the release of or the exposure to which is prohibited, limited or regulated by any Environmental Law, or which poses a hazard to human health, including: (A) any “oil,” as defined by the Federal Water Pollution Control Act and regulations promulgated thereunder (including crude oil or any fraction of crude oil), (B) any radioactive substance and (C) Stacchybotris chartarum or other molds. However, the term “Hazardous Substance” includes neither (A) a substance used in the cleaning and maintenance of the Real Property, if the quantity, storage and manner of its use are customary, prudent, and do not violate applicable law, nor (B) automotive motor oil in immaterial quantities, if leaked from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and in a manner that violates no applicable law, nor (C) mold present in the air within the Improvements and on the elements of the Improvements in concentrations or states normally found in buildings free of moisture intrusion and that are not unsanitary and are not a threat to human health and safety.
“Impositions” means all real and personal property taxes levied against the Property; general or special assessments; ground rent; water, gas, sewer, vault, electric or other utility charges; common area charges; owners’ association dues or fees; fees for any easement, license or agreement maintained for the benefit of the Property; and any and all other taxes, levies, user fees, claims, charges and assessments whatsoever that at any time may be assessed, levied or imposed on the Property or upon its ownership, use, occupancy or enjoyment, and any related costs, interest or penalties. In addition, “Impositions” include all documentary, stamp or intangible personal property taxes that may become due in connection with the Indebtedness, including Indebtedness in respect of any future advance made by the Lender to the Borrower, or that are imposed on any of the Loan Documents.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

“Improvements” means, to the extent of the Borrower’s existing and future interest, all buildings and improvements of any kind erected or placed on the Land now or in the future, including the Fixtures, together with all appurtenant rights, privileges, Easements, tenements, hereditaments, titles, reversions, remainders and other interests.
“Indebtedness” means all sums that are owed or become due pursuant to the terms of the Note, this Deed of Trust, or any of the other Loan Documents or any other writing executed by the Borrower relating to the Loan, including scheduled principal payments, scheduled interest payments, default interest, late charges, prepayment premiums, accelerated or matured principal balances, advances, collection costs (including reasonable attorneys’ fees), reasonable attorneys’ fees and costs in enforcing or protecting the Note, the Deed of Trust, or any of the other Loan Documents in any probate, bankruptcy or other proceeding, receivership costs, fees and costs of the Trustee and all other financial obligations of the Borrower incurred in connection with the Loan transaction, provided, however, that this Deed of Trust shall not secure any Loan Document or any particular person’s liabilities or obligations under any Loan Document to the extent that such Loan Document expressly states that it or such particular person’s liabilities or obligations are unsecured by this Deed of Trust. Indebtedness shall also include any obligations under agreements executed and delivered by Borrower which specifically provide that such obligations are secured by this Deed of Trust.
“Insurance Premiums” means all premiums or other charges required to maintain in force any and all insurance policies that this Deed of Trust requires that the Borrower maintain.
“Insurance Proceeds” means (A) all proceeds of all insurance now or hereafter carried by or payable to the Borrower with respect to the Real Property, including with respect to the interruption of rents or income derived from the Property, all unearned insurance premiums and all related claims or demands, and (B) all Proceeds (as defined in Subsection 22.1).
“Key Lease” means any present or future Lease to a tenant that either (i) demises more than 10,000 square feet of the net leasable area of the Improvements, or (ii) whose rental payments under all Leases comprise more than twenty percent (20%) of the gross rental income of the Real Property.
“Key Principal” means U-Store-It, L.P., a Delaware limited partnership.
“Land” means that certain tract of land described on the attached Exhibit A, together with the Appurtenances.
“Leases” means all leases, subleases, licenses, concessions, extensions, renewals and other agreements (whether written or oral, and whether presently effective or made in the future) through which the Borrower grants any possessory interest in and to, or any right to occupy or use, all or any part of the Real Property (including any Key Lease and any storage lease), and any related guaranties.
“Legal Control” means the power, either directly or indirectly, to exercise the authority of the owner of the Real Property, either as the majority shareholder of the common stock of a corporation, as the sole general partner of a limited partnership, as the managing general partner of a general partnership, or as the sole manager of a limited liability
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

company, provided the entity exercising such authority cannot be divested of such authority without its consent, either directly or indirectly, except for cause. A general partner shall have Legal Control for purposes of this definition notwithstanding the fact that a majority or supermajority of limited partners in a limited partnership must approve (A) sales or refinancings of interests in the related Parcel, Land or Personal Property other than in the ordinary course of business, (B) the pledge, sale or transfer of all limited partnership interests in a Borrower in conjunction with the sale or refinancing or other disposition of the related Parcel, (C) election of a substitute general partner upon the retirement, withdrawal or removal for cause of a general partner, (D) calling of a meeting, or (E) entering into agreements with a general partner or its affiliates.
“Legal Requirements” means all laws, statutes, rules, regulations, ordinances, judicial decisions, administrative decisions, building permits, development permits, certificates of occupancy, or other requirements of any Governmental Authority.
“Loan Documents” means all documents evidencing the Loan or delivered in connection with the Loan, whether entered into at the closing of the Loan or in the future.
“Maximum Lawful Rate” means the maximum lawful rate of interest that may be contracted for, charged, received or reserved by the Lender in accordance with the applicable laws of the State of [individual state specific information inserted here] (or applicable federal law to the extent that it permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under [individual state specific information inserted here] law), taking into account all Charges.
“Monthly Escrow Payment” means the sum of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement, and the Monthly Reserve Requirement.
“Monthly Imposition Requirement” means one-twelfth (1/12th) of the annual amount that the Lender estimates will be required to permit the timely payment by the Lender of those Impositions that the Lender elects, from time to time, to include in the calculation of the Monthly Imposition Requirement. Such Impositions shall include real and personal property taxes and may include, at the Lender’s sole and absolute discretion any Impositions that the Borrower has failed to pay on a timely basis during the term of the Loan. The Lender shall base its estimate on the most recent information supplied by the Borrower concerning future Impositions. If the Borrower fails to supply such information or if it is unavailable at the time of estimation, the Lender shall estimate future Impositions using historical information and an annual inflation factor equal to the lesser of five percent (5%) and the maximum inflation factor permitted by law.
“Monthly Insurance Premium Requirement” means one-twelfth (1/12th) of the annual amount that the Lender estimates (based on available historical data and using, if future Insurance Premiums are as yet undeterminable, a five percent (5%) inflation factor) will be required to permit the timely payment of the Insurance Premiums by the Lender.
“Monthly Reserve Requirement” means the monthly payment amount which the Lender estimates will, over the subsequent twelve (12) months, result in the accumulation of a surplus in the Escrow Fund equal to the sum of the Monthly Imposition Requirement and the Monthly Insurance Premium Requirement.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

“Net Worth Requirement” means the lesser of (i) $30,000,000.00 and (ii) the principal balance of the Loan at the time of determination.
“Note” means the promissory note dated of even date herewith to evidence the Indebtedness in the original principal amount of $72,457,510.00, together with all extensions, renewals and modifications.
“Notice” means a notice given in accordance with the provisions of Subsection 27.12.
“Obligations” means all of the obligations required to be performed under the terms and conditions of any of the Loan Documents by any Obligor.
“Obligor” means the Borrower, the Carveout Obligor, or any other Person that is liable under the Loan Documents for the payment of any portion of the Indebtedness, or the performance of any other obligation required to be performed under the terms and conditions of any of the Loan Documents, under any circumstances.
“Parcel” shall mean any or all of the 37 self-storage facilities described in the foregoing Recital (one of which is the Real Property).
“Participations” means participation interests in the Loan Documents granted by the Lender.
“Permitted Control Group Member” shall mean any member of a group comprised of U-Store-It, L.P., and (if applicable) members of a member’s immediate family or trusts for the member’s benefit.
“Permitted Encumbrances” means (A) the lien of taxes and assessments not yet due and payable, (B) those matters of public record listed as special exceptions in the Lender’s title insurance policy insuring the priority of this Deed of Trust, and (C) the Leases.
“Permitted Transfer” means a transfer specifically described in Section 14 as permitted.
“Person” means any individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority or other entity.
“Prohibited Structural Change” means a change in the identity of any of the entities through which the Permitted Control Group Members exercise Legal Control over the Real Property, or a change in the capacity through which any Permitted Control Group Member exercises such Legal Control.
“Property” means the Real Property and the Leases, Rents and Personal Property (as defined in Subsection 22.1 below).
“Qualified Passive Interest Trust” shall have the meaning set forth in Section 14.2 below.
“Qualified Property Manager” means either (A) a financially sound, professional property management company, experienced in managing properties similar in type and quality to the Real Property, and which is one of the top three institutional property management companies in the real estate market where the Real Property is located,
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

based on the number of units under its management or (B) another property management company approved in writing by the Lender. The initial Qualified Property Manager shall be YSI Management LLC, a Delaware limited liability company.
“Rating Agencies” means one or more credit rating agencies approved by Lender.
“Real Property” means the Land and the Improvements (and constitutes one of the Parcels securing the Loan).
“Rents” means all rents, income, receipts, issues and profits and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting minerals from, or otherwise enjoying the Real Property, whether presently existing or arising in the future, to which the Borrower may now or hereafter become entitled or may demand or claim from the commencement of the Loan term through the time of the satisfaction of all of the Obligations, including security deposits, amounts drawn under letters of credit securing tenant obligations, minimum rents, additional rents, common area maintenance charges, parking revenues, deficiency rents, termination payments, space contraction payments, damages following default under a Lease, premiums payable by tenants upon their exercise of cancellation privileges, proceeds from lease guarantees, proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all rights and claims of any kind which the Borrower has or may in the future have against the tenants under the Leases, lease guarantors, or any subtenants or other occupants of the Real Property, all proceeds of any sale of the Real Property in violation of the Loan Documents, any future award granted the Borrower in any court proceeding involving any such tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court, and any and all payments made by any such tenant in lieu of rent.
“Restoration” means (A) in the case of a casualty resulting in damage to or the destruction of the Improvements, the repair or rebuilding of the Improvements to their original condition, or (B) in the case of the condemnation of a portion of the Real Property, the completion of such work as may be necessary in order to remedy the effects of the condemnation so that the value and income-generating characteristics of the Real Property are restored.
“Securities” means mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan, issued in a rated or unrated public offering or private placement.
“Securitization” means the issuance of Securities.
4.	TITLE
The Borrower represents to and covenants with the Lender and with its successors and assigns that, at the point in time of the grant of the lien created by this Deed of Trust, the Borrower is well seized of good and indefeasible title to the Real Property, in fee simple absolute, subject to no lien or encumbrance except the Permitted Encumbrances. The Borrower warrants this estate and title to the Lender and to its successors and assigns
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

forever, against all lawful claims and demands of all persons. The Borrower shall maintain mortgagee title insurance issued by a solvent carrier, covering the Real Property in an amount at least equal to the amount of the Loan’s original principal balance. This Deed of Trust is and shall remain a valid and enforceable first lien on the Real Property, and if the validity or enforceability of this first lien is attacked by appropriate proceedings, the Borrower shall diligently and continuously defend it through appropriate proceedings. Should the Borrower fail to do so, the Lender may at the Borrower’s expense take all necessary action, including the engagement and compensation of legal counsel, the prosecution or defense of litigation, and the compromise or discharge of claims. THE GRANTOR SHALL DEFEND, INDEMNIFY AND HOLD THE BENEFICIARY HARMLESS IN ANY SUIT OR PROCEEDING BROUGHT TO CHALLENGE OR ATTACK THE VALIDITY, ENFORCEABILITY OR PRIORITY OF THE LIEN GRANTED BY THIS DEED OF TRUST. If a prior construction, mechanics’ or materialmen’s lien on the Real Property arises by operation of statute during any construction or repair of the Improvements, the Borrower shall either cause the lien to be discharged by paying when due any amounts owed to such persons, or shall comply with Section 12 of this Deed of Trust.
5.	REPRESENTATIONS OF THE BORROWER
The Borrower represents to the Lender as follows:
5.1	Formation, Existence, Good Standing

The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has obtained all licenses and permits and filed all statements of fictitious name and registrations necessary for the lawful operation of its business in Delaware.

5.2	Qualification to Do Business

The Borrower is qualified to do business as a foreign limited partnership under the laws of [individual state specific information inserted here] and has obtained all licenses and permits and filed all statements of fictitious name and registrations necessary for the lawful operation of its business in [individual state specific information inserted here].

5.3	Power and Authority

The Borrower has full power and authority to carry on its business as presently conducted, to own the Property, to execute and deliver the Loan Documents, and to perform its Obligations.

5.4	Anti-Terrorism Regulations

No Borrower, Borrower affiliate, or person owning an interest in the Borrower or in any Borrower affiliate (but expressly excluding any shareholders of any publicly traded entity), is either a “Specially Designated National” or a “Blocked Person” as those terms are defined in the Office of Foreign Asset Control Regulations (31 CFR Section 500 et seq.).
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

5.5	Due Authorization

The Loan transaction and the performance of all of the Borrower’s Obligations have been duly authorized by all requisite partnership action, and each individual executing any Loan Document on behalf of the Borrower has been duly authorized to do so.

5.6	No Default or Violations

The execution and performance of the Borrower’s Obligations will not result in any breach of, or constitute a default under, any contract, agreement, document or other instrument to which the Borrower is a party or by which the Borrower may be bound or affected, and do not and will not violate or contravene any law to which the Borrower is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with the Loan Documents.

5.7	No Further Approvals or Actions Required

No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents by the Borrower.

5.8	Due Execution and Delivery

Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower.

5.9	Legal, Valid, Binding and Enforceable

Each of the Loan Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

5.10	Accurate Financial Information

To the best of its knowledge, all financial information furnished by the Borrower to the Lender in connection with the application for the Loan is true, correct and complete in all material respects and does not omit to state any fact or circumstance necessary to make the statements in them not misleading, and there has been no material adverse change in the financial condition of the Borrower since the date of such financial information.

5.11	Compliance with Legal Requirements

To the best of its knowledge, all governmental approvals and licenses required for the conduct of the Borrower’s business and for the maintenance and operation of the Real Property in compliance with applicable law are in full force and
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

effect, and the Real Property is currently being operated in compliance with the Legal Requirements in all material respects.

5.12	Contracts and Franchises

To the best of its knowledge, all contracts and franchises necessary for the conduct of the Borrower’s business and for the operation of the Real Property in accordance with good commercial practice are in force.

5.13	No Condemnation Proceeding

To the best of its knowledge, as of the date of this Deed of Trust, the Borrower has no knowledge of any present, pending or threatened condemnation proceeding or award affecting the Real Property.

5.14	No Casualty

To the best of its knowledge, as of the date of this Deed of Trust, no damage to the Real Property by any fire or other casualty has occurred, other than damage that has been completely repaired in accordance with good commercial practice and in compliance with applicable law.

5.15	Independence of the Real Property

The Real Property may be operated independently from other land and improvements not included within or located on the Land, and it is not necessary to own or control any property other than the Real Property in order to meet the obligations of the landlord under any Lease, or in order to comply with the Legal Requirements.

5.16	Complete Lots and Tax Parcels

The Land is comprised exclusively of tax parcels that are entirely included within the Land, and, if the Land is subdivided, of subdivision lots that are entirely included within the Land.

5.17	Tenant Rights to Insurance and Condemnation Proceeds

No Lease grants to any tenant a right to receive Insurance Proceeds or Condemnation Proceeds.

5.18	Ownership of Fixtures

The Borrower owns the Fixtures free of any encumbrances, including purchase money security interests, rights of lessors, and rights of sellers under conditional sales contracts or other financing arrangements.

5.19	Commercial Property

The Real Property is commercial rather than residential, and the Loan has not been made for personal, family or household purposes.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

5.20	Real Property is not Homestead Property

The Real Property is not homestead property of the Borrower or of the spouse of any person named as the Borrower.

5.21	Performance under Development Agreements

To the best of its knowledge, all of the obligations of the owner of the Real Property due under the Development Agreements have been fully, timely and completely performed and such performance has been accepted by the related governmental agency or utility company, and no Governmental Authority has alleged that any default exists under any of the Development Agreements.

5.22	Status of Certain Title Matters

To the best of its knowledge, each of the Easements included within the Appurtenances (a) is valid and in full force and effect and may not be amended or terminated, except for cause, without the consent of the Borrower, (b) has not been amended or supplemented, (c) requires no approval of the Improvements that has not been obtained, (d) is free of defaults or alleged defaults, (e) does not provide for any assessment against the Real Property that has not been paid in full, and (f) has not been violated by the owner of the Real Property or, to the best of the Borrower’s knowledge, by any tenant of the Real Property.

5.23	No Prohibited Transactions

The Borrower represents to the Lender that either (a) the Borrower is not an “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity that is deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or (b) the entering into of the Loan Documents, the acceptance of the Loan by the Borrower and the existence of the Loan will not result in a non-exempt prohibited transaction under §406 of ERISA or Section 4975 of the Code. The Borrower further warrants and covenants that the foregoing representation will remain true during the term of the Loan.
6.	COVENANTS
6.1	Good Standing

The Borrower shall remain in good standing as a limited partnership under the laws of Delaware and shall maintain in force all statements of fictitious name and registrations necessary for the lawful operation of its business in Delaware during the term of the Loan.

6.2	Qualification to Do Business

The Borrower shall remain qualified to do business as a foreign limited partnership under the laws of [individual state specific information inserted here] and shall maintain in force all licenses and permits, filings and statements of
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

fictitious name and registrations necessary for the lawful operation of its business in [individual state specific information inserted here].

6.3	No Default or Violations

The Borrower shall not enter into any contract, agreement, document or other instrument, if the performance of the Borrower’s Obligations would result in any breach of, or constitute a default under, any such contract, agreement, document or other instrument, or if the contract, agreement, document or other instrument would impose or contemplate any obligations the performance of which would result in a Default under the Loan Documents or would be inconsistent with the performance of the Borrower’s Obligations.

6.4	Payment and Performance

The Borrower shall pay the Indebtedness and perform all of its other Obligations, as and when the Loan Documents require such payment and performance.

6.5	Special Purpose Entity
The Borrower has not and will not:
(i)	engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(ii)	acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

(iii)	merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)	fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v)	own any subsidiary, or make any investment in, any Person;

(vi)	commingle its assets with the assets of any other Person;

(vii)	incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, unsecured trade payables and equipment leases (both of which must be incurred in the ordinary course of business relating to the ownership and operation of the Property) provided the same (x) do not exceed at any time in the aggregate a maximum amount of three percent (3%) of the outstanding principal amount of the Note, and (y) are paid within sixty (60) days after the date incurred;

(viii)	fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person;
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

(ix)	enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties.

(x)	maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)	assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii)	make any loans or advances to any Person;

(xiii)	fail to file its own tax returns (unless prohibited by Legal Requirements from doing so);

(xiv)	fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv)	fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operation;

(xvi)	fail to allocate shared expenses (including shared office space) and to use separate stationery, invoices and checks;

(xvii)	fail to pay its own liabilities (including salaries of its own employees) from its own funds; and

(xviii)	acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable.
6.6	Payment of Impositions

The Borrower shall pay the Impositions on or before the last day on which they may be paid without penalty or interest, and shall, within thirty (30) days, furnish the Lender with a paid receipt or a cancelled check as evidence of payment. If the Lender does not receive such evidence, the Lender may obtain it directly. If it does so, the Lender will charge the Borrower an administrative fee of $250 for securing the evidence of payment. The payment of this fee shall be a demand obligation of the Borrower. The Borrower may meet the Imposition payment requirements of this Subsection 6.6 by remitting the Monthly Escrow Payments when due, by immediately providing Notice to the Lender of any new Imposition or increased Imposition unknown to the Lender, and by paying to the Lender on demand any amount required to increase the Escrow Fund to an amount sufficient to permit the Lender to pay all Impositions from the Escrow Fund on time. If the Borrower wishes to contest the validity or amount of an Imposition, it may do so by complying with Section 12. If any new Legal Requirement (other than a general tax on income or on interest payments) taxes the Deed of Trust so that the yield on the Indebtedness would be reduced, and the Borrower may
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

lawfully pay the tax or reimburse the Lender for its payment, the Borrower shall do so.
6.7	Legal Control of the Real Property

Under the terms of the Loan Documents, the Real Property shall remain under the Legal Control of a Permitted Control Group Member during the term of the Loan.

6.8	Management of the Real Property

The Real Property shall be managed at all times by the Key Principal, by a property management company engaged by the Key Principal to manage the Real Property, or by a Qualified Property Manager.

6.9	Maintenance of the Real Property

The Borrower shall not commit or permit any waste of the Real Property as a physical or economic asset, and agrees to maintain in good repair the Improvements, including structures, roofs, mechanical systems, parking lots or garages, and other components of the Real Property that are necessary or desirable for the use of the Real Property, or which the Borrower as landlord under any Lease is required to maintain for the benefit of any tenant. In its performance of this Obligation, the Borrower shall promptly and in a good and workmanlike manner repair or restore, as required under Subsection 6.20, any elements of the Improvements that are damaged or destroyed. The Borrower shall also replace roofs, parking lots, mechanical systems, and other elements of the Improvements requiring periodic replacement. The Borrower shall carry out such replacements no less frequently than would a commercially reasonable owner intending to maintain the maximum income-generating potential of the Real Property over its reasonable economic life. The Borrower shall not, without the prior written consent of the Lender, demolish, reconfigure, or materially alter the structural elements of the Improvements, unless such an action is the obligation of the Borrower under a Lease approved by Lender or for which the Lender’s approval is not required under the Absolute Assignment of Leases and Rents. The Lender agrees that any request for its consent to such an action shall be deemed given if the Lender does not respond within fifteen (15) Business Days to any written request for such a consent, if the request is accompanied by all materials required to permit the Lender to analyze the proposed action.

6.10	Use of the Real Property

The Borrower agrees that the Real Property may only be used as a storage facility (with associated office space) and for no other purpose.

6.11	Legal Requirements

The Borrower shall maintain in full force and effect all governmental approvals and licenses required for the conduct of the Borrower’s business and for the maintenance and operation of the Real Property in compliance with applicable law, and shall comply with all Legal Requirements relating to the Real Property at all times.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

6.12	Contracts and Franchises

The Borrower shall maintain in force all contracts and franchises necessary for the conduct of the Borrower’s business and for the operation of the Real Property in accordance with good commercial practice.

6.13	Covenants Regarding Certain Title Matters

The Borrower shall promptly pay, perform and observe all of its obligations under the Easements included within the Appurtenances or under reciprocal easement agreements, operating agreements, declarations, and restrictive covenants included in the Permitted Encumbrances, shall not modify or consent to the termination of any of them without the prior written consent of the Lender, shall promptly furnish the Lender with copies of all notices of default under them, and shall cause all covenants and conditions under them and benefiting the Real Property to be fully performed and observed.

6.14	Independence of the Real Property

The Borrower shall maintain the independence of the Real Property from other land and improvements not included within or located on the Land. In fulfilling this covenant, the Borrower shall neither take any action which would make it necessary to own or control any property other than the Real Property in order to meet the obligations of the landlord under any Lease, or in order to comply with the Legal Requirements, nor take any action which would cause any land or improvements other than the Land and the Improvements to rely upon the Land or the Improvements for those purposes.

6.15	Complete Lots and Tax Parcels

The Borrower shall take no action that would result in the inclusion of any portion of the Land in a tax parcel or subdivision lot that is not entirely included within the Land.

6.16	Commercial Property

The Real Property shall be used for commercial rather than for residential, personal, family or household purposes.

6.17	Real Property is not Homestead Property

The Real Property shall NOT BECOME HOMESTEAD PROPERTY of the Borrower or of the spouse of any person named as the Borrower.

6.18	Performance under Development Agreements

The Borrower shall fully, timely and completely perform all of the obligations of the owner of the Real Property due under the Development Agreements and shall cause no default under any of the Development Agreements.

6.19	Status of Certain Title Matters

The Borrower shall not take or fail to take any action with respect to the Easements included within the Appurtenances or the reciprocal easement
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

agreements, operating agreements, declarations, and restrictive covenants included in the Permitted Encumbrances if, as the result of such an action or failure, the subject Easement or other title matter would (a) be rendered invalid or without force or effect, (b) be amended or supplemented without the consent of the Lender, (c) be placed in default or alleged default, (d) result in any lien against the Real Property, or (e) give rise to any assessment against the Real Property, unless immediately paid in full.

6.20	Restoration upon Casualty or Condemnation

If a casualty or condemnation occurs, the Borrower shall promptly commence the Restoration of the Real Property, to the extent that the Lender has made Insurance Proceeds or Condemnation Proceeds available to the Borrower for such Restoration.

6.21	Performance of Landlord Obligations

The Borrower shall perform its obligations as landlord under the Leases, and shall neither take any action, nor fail to take any action, if the action or failure would be inconsistent with the commercially reasonable management of the Real Property for the purpose of enhancing its long-term performance and value. The Borrower shall not, without the Lender’s written consent, extend, modify, declare a default under, terminate, or enter into any Lease of the Real Property, except in compliance with the Absolute Assignment of Leases and Rents.

6.22	Financial Reports and Operating Statements
(a)	Maintenance of Books and Records

During the term of the Loan, the Borrower shall maintain complete and accurate accounting and operational records, including copies of all Leases and other material written contracts relating to the Real Property, copies of all tax statements, and evidence to support the payment of all material property-related expenses.

(b)	Delivery of Financial and Property-Related Information

Within one hundred twenty (120) days after the end of each of its fiscal years, or, if a Default exists, on demand by the Lender, the Borrower shall deliver to the Lender (A) copies of the financial statements of the Borrower and its general partner, including balance sheets and earnings statements, (B) a complete and accurate operating statement for the Real Property, and (C) a complete rent roll, all in form satisfactory to the Lender. The rent roll must be certified by the Borrower to be true and correct and be in a form reasonably acceptable to Lender. If the Borrower fails to deliver the items required in this Subsection, the Lender may engage an accounting firm to prepare the required items. The Borrower shall cooperate fully with any investigative audit required to permit the accounting firm to produce these items, and the fees and expenses incurred in connection with their preparation shall be paid on demand by the Borrower.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

(c)	Effect of Failure to Deliver Financial and Property Reports

If no Default exists and the Borrower fails to provide the financial and property reports required under this Section within one hundred twenty (120) days of the close of any fiscal year, the Lender will provide a Notice of this failure and a thirty (30)-day opportunity to cure before a Default shall exist. All monthly payments of principal and interest under the Note that become due after this cure period has elapsed but before the reports are received by the Lender must be accompanied by a fee of .000834 times the principal balance of the Loan at the beginning of the previous month, regardless of whether the Notice has asserted that the failure constitutes a Default under this Deed of Trust. This fee is to compensate the Lender for (A) the increased risk resulting from the Lender’s inability to monitor and service the Loan using up-to-date information and (B) the reduced value and liquidity of the Loan as a financial asset.

(d)	Certification of Information

The financial and operating statements provided under this Subsection shall be certified by an independent certified public accountant as having been prepared in accordance with generally accepted accounting principles, consistently applied, or, in the case of financial statements prepared on a cash or income tax basis, or of operating statements, as not materially misleading based on an audit conducted in accordance with generally accepted auditing standards. The Borrower shall, however certify that such statements are true and correct, and the Lender expressly reserves the right to require such a certification by an independent certified public accountant if a Default exists or if the Lender has reason to believe that any previously provided financial or operating statement is misleading in any material respect.
6.23	Estoppel Statements

Upon request by the Lender, the Borrower shall, within ten (10) Business Days of Notice of the request, furnish to the Lender or to whom it may direct, a written statement acknowledging the amount of the Indebtedness and disclosing whether any offsets or defenses exist against the Indebtedness. Thereafter, the Borrower shall be estopped from asserting any other offsets or defenses alleged to have arisen as of the date of the statement.

6.24	Prohibition on Certain Distributions

If a Default exists under Subsection 10.1 or under any of Subparagraphs (b), (c), (d), (e) or (f) of Subsection 10.2, the Borrower shall not pay any dividend or make any partnership, trust or other distribution, and shall not make any payment or transfer any property in order to purchase, redeem or retire any interest in its beneficial interests or ownership.

6.25	Use of Loan Proceeds

The Loan proceeds shall be used solely for commercial purposes.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

6.26	Prohibition on Cutoff Notices

The Borrower shall not issue any Notice to the Lender to the effect that liens on the Real Property after the date of the Notice will enjoy priority over the lien of this Deed of Trust.

6.27	Prohibited Person Compliance

Borrower warrants, represents and covenants that neither Borrower nor any Obligor nor any of their respective affiliated entities is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts [i] — [iv] above are herein referred to as a “Prohibited Person”). Borrower covenants and agrees that neither Borrower, nor any Obligor nor any of their respective affiliated entities will (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that (i) neither Borrower nor any Obligor is a Prohibited Person and (ii) neither Borrower nor any Obligor has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

6.28	Net Worth Requirement

At all times Carveout Obligor shall comply with the Net Worth Requirement. The Carveout Obligor shall be required to furnish on the same annual basis required of the Borrower a balance sheet certified true and accurate. If required for the determination of compliance with the Net Worth Requirements, the Carveout Obligor shall have the burden of proving its compliance by providing current financial statements.
7.	INSURANCE REQUIREMENTS
At all times until the Indebtedness is paid in full, the Borrower shall maintain insurance coverage and administer insurance claims in compliance with this Section.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255
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7.1	Required Coverages
(a)	Open Perils/Special Form/Special Perils Property

The Borrower shall maintain “Open Perils,” “Special Form,” or “Special Perils” property insurance coverage in an amount not less than one hundred percent (100%) of the replacement cost of all insurable elements of the Real Property and of all tangible Personal Property, with coinsurance waived, or if a coinsurance clause is in effect, with an agreed amount endorsement acceptable to the Lender. Coverage shall extend to the Real Property and to all tangible Personal Property.

(b)	Broad Form Boiler and Machinery

If any boiler or other machinery is located on or about the Real Property, the Borrower shall maintain broad form boiler and machinery coverage, including a form of business income coverage.

(c)	Flood

If the Real Property is located in a special flood hazard area (that is, an area within the 100-year floodplain) according to the most current flood insurance rate map issued by the Federal Emergency Management Agency and if flood insurance is available, the Borrower shall maintain flood insurance coverage on all insurable elements of Real Property and of all tangible Personal Property.

(d)	Business Interruption

The Borrower shall maintain a form of business income coverage in the amount of eighty percent (80%) of one year’s business income from the Property.

(e)	Comprehensive/General Liability

The Borrower shall maintain commercial general liability coverage (which may be in the form of umbrella/excess liability insurance) with a $1,000,000 combined single limit per occurrence and a minimum aggregate limit of $2,000,000.

(f)	Liquor Liability

The Borrower shall maintain liquor liability coverage, if applicable law may impose liability on those selling, serving, or giving alcoholic beverages to others and if such beverages will be sold, served or given on the Real Property by the Borrower.

(g)	Elective Coverages

The Lender may require additional coverages appropriate to the property type and site location. Additional coverages may include law and ordinance, earthquake, windstorm, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.
7.2	Primary Coverage

Each coverage required under this Section shall be primary rather than contributing or secondary to the coverage Borrower may carry for other
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

properties or risks, provided, however, that blanket coverage shall be acceptable if (a) the policy includes limits by property location and (b) the Lender determines, in the exercise of its sole and absolute discretion, that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.

7.3	How the Lender Shall Be Named

On all property insurance policies and coverages required under this Section (including coverage against loss of business income), the Lender must be named as “first mortgagee” under a standard mortgage clause. On all liability policies and coverages, the Lender must be named as an “additional insured.” The Lender shall be referred to verbatim as follows: “Transamerica Financial Life Insurance Company and its successors, assigns, and affiliates; as their interest may appear; c/o AEGON USA Realty Advisors, Inc.; Mortgage Loan Dept.; 4333 Edgewood Rd., NE; Cedar Rapids, Iowa 52499-5443.”

7.4	Rating

Each insurance carrier providing insurance required under this Section must have, independently of its parent’s or any reinsurer’s rating, a General Policyholder Rating of A, and a Financial Rating of X or better, as reported in the most current issue of Best’s Insurance Guide, or as reported by Best on its internet web site.

7.5	Deductible

The maximum deductible on each required coverage or policy is $100,000.

7.6	Notices, Changes and Renewals

All policies must require the insurance carrier to give the Lender a minimum of ten (10) days’ notice in the event of modification, cancellation or termination for non payment of premium and a minimum of thirty (30) days’ notice of non renewal. The Borrower shall report to the Lender immediately any facts known to the Borrower that may adversely affect the appropriateness or enforceability of any insurance contract, including, without limitation, changes in the ownership or occupancy of the Real Property, any hazard to the Real Property and any matters that may give rise to any claim. Prior to expiration of any policy required under this Section, the Borrower shall provide either (a) an original or certified copy of the renewed policy, or (b) a “binder,” an Acord 28 (real property), Acord 27 (personal property) or Acord 25 (liability) certificate, or another document satisfactory to the Lender conferring on the Lender the rights and privileges of mortgagee. If the Borrower meets the foregoing requirement under clause (b), the Borrower shall supply an original or certified copy of the original policy within ninety (90) days. All binders, certificates, documents, and original or certified copies of policies must name the Borrower as a named insured or as an additional insured, must include the complete and accurate property address and must bear the original signature of the issuing insurance agent.
Deed of Trust
U-Store-It Self Storage Warehouse [_________]
AEGON Loan No. 89255

7.7	Unearned Premiums

If this Deed of Trust is foreclosed, the Lender may at its discretion cancel any of the insurance policies required under this Section and apply any unearned premiums to the Indebtedness.

7.8	Forced Placement of Insurance

If the Borrower fails to comply with the requirements of this Section, the Lender may, at its discretion, procure any required insurance. Any premiums paid for such insurance, or the allocable portion of any premium paid by the Lender under a blanket policy for such insurance, shall be a demand obligation under this Deed of Trust, and any unearned premiums under such insurance shall comprise Insurance Proceeds and therefore a portion of the Property.
8.     INSURANCE AND CONDEMNATION PROCEEDS
8.1	Provisions of Approved Key Leases to Govern

The Lender agrees to permit the use of Insurance Proceeds and Condemnation Proceeds consistently with the terms of any Key Lease approved by the Lender at the time of the origination of the Loan or during the Loan term, if no Default exists, if the Borrower is obligated under the related Key Lease to effect the Restoration of the Real Property, if the Lender may hold the Insurance Proceeds or Condemnation Proceeds and condition their disbursement as described in Subsections 8.5 and 8.7, and if the tenant under the related Key Lease confirms to the Lender in writing that it is committed to pay full Rent following the completion of the Restoration. The remaining provisions of this Section shall apply to the extent that they are consistent with the terms of the approved Key Lease.

8.2	Adjustment and Compromise of Claims and Awards

The Borrower may settle any insurance claim or condemnation proceeding if the effect of the casualty or the condemnation may be remedied for $190,000 or less. If a greater sum is required, the Borrower may not settle any such claim or proceeding without the advance written consent of the Lender. If a Default exists, the Borrower may not settle any insurance claim or condemnation proceeding without the advance written consent of the Lender.

8.3	Direct Payment to the Lender of Proceeds

If the Insurance Proceeds received in connection with a casualty or the Condemnation Proceeds received in respect of a condemnation exceed $190,000, or if there is a Default, then such proceeds shall be paid directly to the Lender. The Lender shall have the right to endorse instruments which evidence proceeds that it is entitled to receive directly.

8.4	Availability to the Borrower of Proceeds

The Borrower shall have the right to use the Insurance Proceeds or the Condemnation Proceeds to carry out the Restoration of the Real Property, if the
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

amount received is less than $2,173,725, subject to the conditions set forth in Subsections 8.5, 8.6, and 8.7 of this Section.
If the amount received in respect of a casualty or condemnation equals or exceeds $2,173,725, and if the Loan-to-Value ratio of the Property on completion will be seventy percent (70%) or less, as determined by the Lender in its discretion based on its estimate of the market value of the Real Property, the Lender shall receive such Insurance Proceeds or Condemnation Proceeds directly and hold them in a fund for Restoration subject to the conditions set forth in Subsections 8.5, 8.6, and 8.7 of this Section. If the Lender’s estimate of the market value of the Real Property implies a Loan-to-value ratio of over 70%, and the Borrower disagrees with the Lender’s estimate, the Borrower may require that the Lender engage an independent appraiser (the “Fee Appraiser”) to prepare and submit to AEGON a full narrative appraisal report estimating the market value of the Real Property. The Fee Appraiser shall be certified in [individual state specific information inserted here] and shall be a member of a national appraisal organization that has adopted the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Standards Board of the Appraisal Foundation. The Fee Appraiser will be required to use assumptions and limiting conditions established by the Lender and to prepare the appraisal in conformity with the Lender’s Appraisal Guidelines. For purposes of this Section, the independent appraiser’s value conclusion shall be binding on both the Lender and the Borrower. The Borrower shall have the right to make a prepayment of the Loan, without premium, sufficient to achieve this Loan-to-value ratio. The independent fee appraisal shall be at the Borrower’s expense, and the Borrower shall pay to the Lender an administrative fee of $2,500 in connection with its review. The Lender may require that the Borrower deposit $10,000 with the Lender as security for these expenses or may pay the fee appraiser’s and administrative fees from the proceeds at its sole discretion.
Unless the Borrower has the right to use the Insurance Proceeds or the Condemnation Proceeds under the foregoing paragraphs, the Lender may, in its sole and absolute discretion, either apply them to the Loan balance or disburse them for the purposes of repair and reconstruction, or to remedy the effects of the condemnation. No prepayment premium will be charged on Insurance Proceeds or Condemnation Proceeds applied to reduce the principal balance of the Loan.
8.5	Conditions to Availability of proceeds

The Lender shall have no obligation to release Insurance Proceeds or Condemnation Proceeds to the Borrower, and may hold such amounts as additional security for the Loan, if (a) a Default exists, (b) a payment Default has occurred during the preceding twelve (12) months, (c) the Lender has delivered to the Borrower Notice of any act, omission or circumstance that will, if uncured, become a Default, and the required cure has not been effected or (d) if the Insurance Proceeds or Condemnation Proceeds received by the Lender and any other funds deposited by the Borrower with the Lender are insufficient, as determined by the Lender in its reasonable discretion, to complete the Restoration. If a Default exists, the Lender may at its sole and absolute discretion
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

apply such Insurance Proceeds and Condemnation Proceeds to the full or partial cure of the Default.
8.6	Permitted Mezzanine Financing for Rebuilding or Remediation of the Effect of Taking by Eminent Domain

If the Lender reasonably determines that the Insurance Proceeds or Condemnation Proceeds received in respect of a casualty or condemnation, as the case may be, would be insufficient to permit the Borrower to restore the Improvements to their condition before the casualty, or to remedy the effect on the Real Property of the condemnation, then the Borrower shall use its best efforts to secure such additional funds as are necessary to effect the Restoration. The Borrower’s obligation to use its best efforts shall be limited to securing such funds on a non-recourse basis. Interests in the Borrower may be pledged as security to the extent necessary in connection with any such financing.

8.7	Draw Requirements

The Borrower’s right to receive Insurance Proceeds and Condemnation Proceeds held by the Lender under this Section shall be conditioned on the Lender’s approval of plans and specifications for the Restoration. Each draw shall be in the minimum amount of $50,000. Draw requests shall be accompanied by customary evidence of construction completion, and by endorsements to the Lender’s mortgagee title insurance coverage insuring the absence of construction, mechanics’ or materialmen’s liens. Draws based on partial completion of the Restoration shall be subject to a ten percent (10%) holdback. All transactional expenses shall be paid by the Borrower.
9.     ESCROW FUND
The Borrower shall pay the Monthly Escrow Payment on the first (1st) day of every month, commencing with the month in which the first regular payment of principal and interest is due. The Lender shall hold Monthly Escrow Payments in a non-interest-bearing fund from which the Lender will pay on a timely basis those Escrow Expenses that the Lender has anticipated will become payable on a regular basis during the Loan’s term, and on which the Lender has based its determination of the Monthly Imposition Requirement, the Monthly Insurance Premium Requirement and the Monthly Reserve Requirement. The Escrow Fund will be maintained as an accounting entry in the Lender’s general account, where it may be commingled with the Lender’s other funds. The Lender may reanalyze the projected Escrow Expenses from time to time and shall advise the Borrower of any change in the amount of the Monthly Escrow Payment. Upon the foreclosure of this Deed of Trust, the delivery of a deed in lieu of foreclosure, or the payoff of the Loan, the Lender shall apply amounts in the Escrow Fund, net of accrued Escrow Expenses, to the Indebtedness. The Lender shall remit any amounts in excess of the Indebtedness to the Borrower.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

10.     DEFAULT
10.1	Payment Defaults

A “Default” shall exist without Notice upon the occurrence of any of the following events:
(a)	Scheduled Payments

The Borrower’s failure to pay, or to cause to be paid, (i) any regular monthly payment of principal and interest under the Note, together with any required Monthly Escrow Payment, on or before the tenth (10th) day of the month in which it is due or (ii) any other scheduled payment under the Note, this Deed of Trust or any other Loan Document.

(b)	Payment at Maturity

The Borrower’s failure to pay, or to cause to be paid, the Indebtedness when the Loan matures by acceleration under Section 16, because of a transfer or encumbrance under Section 13, or by lapse of time.

(c)	Demand Obligations

The Borrower’s failure to pay, or to cause to be paid, within five (5) Business Days of the Lender’s demand, any other amount required under the Note, this Deed of Trust or any of the other Loan Documents.
10.2	Incurable Nonmonetary Default

A Default shall exist upon any of the following:
(a)	Material Untruth or Misrepresentation

The Lender’s discovery that any representation made by the Borrower in any Loan Document was materially untrue or misleading when made, if the misrepresentation either was intentional or is not capable of being cured as described in paragraph 10.3(a) below.

(b)	Due on Sale or Encumbrance

The occurrence of any sale, conveyance, transfer or vesting or any Prohibited Structural Change that would result in the Loan becoming immediately due and payable at the Lender’s option under Section 13.

(c)	Voluntary Bankruptcy Filing

The filing by the Borrower of a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors.

(d)	Insolvency

The failure of the Borrower generally to pay its debts as they become due, its admission in writing to an inability so to pay its debts, the making by the Borrower of a general assignment for the benefit of creditors, or a judicial determination that the Borrower is insolvent.

(e)	Receivership

The appointment of a receiver or trustee to take possession of any of the assets of the Borrower.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

(f)	Levy or Attachment

The taking or seizure of any material portion of the Property under levy of execution or attachment.

(g)	Lien

The filing against the Real Property of any lien or claim of lien for the performance of work or the supply of materials, or the filing of any federal, state or local tax lien against the Borrower, or against the Real Property, unless the Borrower promptly complies with Section 12 of this Deed of Trust.

(h)	Defaults under other Loan Documents

The existence of any default under any other Loan Document, provided any required Notice of such default has been given and any applicable cure period has expired.

(i)	Dissolution or Liquidation

The Borrower shall initiate or suffer the commencement of a proceeding for its dissolution or liquidation, and such proceeding shall not be dismissed within thirty (30) days, or the Borrower shall cease to exist as a legal entity (unless resulting in a Permitted Transfer).
10.3	Curable Non-Monetary Default

A Default shall exist, following the cure periods specified below, under the following circumstances:
(a)	Unintentional Misrepresentations that are Capable of Being Cured

A “Default” shall exist, with Notice, if the Lender discovers that the Borrower has unintentionally made any material misrepresentation that is capable of being cured, unless the Borrower promptly commences and diligently pursues a cure of the misrepresentation approved by the Lender, and completes the cure within thirty (30) days. Any such cure shall place the Lender in the risk position that would have existed had the false representation been true when made.

(b)	Involuntary Bankruptcy or Similar Filing

The Borrower becomes the subject of any petition or action seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief, or that may result in a composition of its debts, provide for the marshaling of the Borrower’s assets for the satisfaction of its debts, or result in the judicially ordered sale of the Borrower’s assets for the purpose of satisfying its obligations to creditors, unless a motion for the dismissal of the petition or other action is filed within ten (10) days and results in its dismissal within sixty (60) days of the filing of the petition or other action.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

(c)	Entry of a Material Judgment

Any judgment is entered against the Borrower or any other Obligor, and the judgment may materially and adversely affect the value, use or operation of all of the Parcels (taken as a whole), unless the judgment is satisfied within ten (10) business days.

(d)	Events Affecting Carveout Obligors

A “Default” shall exist upon the occurrence of any event of insolvency affecting a Carveout Obligor (including any bankruptcy filing, the appointment of a receiver or trustee to take possession of any of the assets of a Carveout Obligor), the taking or seizure of any material portion of the property of a Carveout Obligor under levy of execution or attachment, or the death, dissolution or liquidation of a Carveout Obligor, unless, at the end of the 180-day period commencing on the date of such occurrence, the affected Carveout Obligor is replaced by one or more entities or individuals who assume liability for the Carveout Obligations, so that all Carveout Obligors, together, meet the Net Worth Requirement and have the direct or indirect power to exercise management control over the Real Property.

(e)	Other Defaults

The Borrower fails to observe any promise or covenant made in this Deed of Trust, unless the failure results in a Default described elsewhere in this Section 10, provided the Lender delivers written Notice to the Borrower of the existence of such an act, omission or circumstance, and that such an act, omission or circumstance shall constitute a Default under the Loan Documents unless the Borrower promptly initiates an effort to cure the potential Default, pursues the cure diligently and continuously, and succeeds in effecting the cure within one hundred twenty (120) days of it is given Notice. The Lender shall afford the Borrower an additional period of one hundred twenty (120) days in cases where construction or repair is needed to cure the potential Default, and the cure cannot be completed within the first one hundred twenty (120) day cure period. During the cure period, the Borrower has the obligation to provide on demand satisfactory documentation of its effort to cure, and, upon completion, evidence that the cure has been achieved. All notice and cure periods provided in this Deed of Trust shall run concurrently with any notice or cure periods provided by law and in any of the other Loan Documents.
11.     RIGHT TO CURE
The Lender shall have the right to cure any Default. The expenses of doing so shall be part of the Indebtedness, and the Borrower shall pay them to the Lender on demand.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

12.     CONTEST RIGHTS
The Borrower may secure the right to contest Impositions and construction, mechanics’ or materialmen’s liens, through appropriate proceedings conducted in good faith, by either (A) depositing with the Lender an amount equal to one hundred twenty five percent (125%) of the amount of the Imposition or the lien, or (B) obtaining and maintaining in effect a bond issued by a surety acceptable to the Lender, in an amount equal to the greater of (i) the amount of a required deposit under clause (A) above and (ii) the amount required by the surety or by the court in order to obtain a court order staying the foreclosure of the lien pending resolution of the dispute, and releasing the lien of record. The proceeds of such a bond must be payable directly to the Lender. The surety issuing such a bond must be acceptable to the Lender in its sole discretion. After such a deposit is made or bond issued, the Borrower shall promptly commence the contest of the lien and continuously pursue that contest in good faith and with reasonable diligence. If the contest of the related Imposition or lien is unsuccessful, any deposits or bond proceeds shall be used to pay the Imposition or to satisfy the obligation from which the lien has arisen. Any surplus shall be refunded to the Borrower.
13.      DUE ON TRANSFER OR ENCUMBRANCE
Upon the sale or transfer of any portion of the Real Property or any other conveyance, transfer or vesting of any direct or indirect interest in the Borrower or the Property, including (i) the direct or indirect transfer of, or the granting of a security interest in, the ownership of the Borrower, (ii) any encumbrance (other than a Permitted Encumbrance) of the Real Property (unless the Borrower contests the encumbrance in compliance with Section 12.) and (iii) the lease, license or granting of any security interest in the Personal Property, the Indebtedness shall, at the Lender’s option, become immediately due and payable upon Notice to the Borrower, unless the sale, conveyance, transfer or vesting is a Permitted Transfer or is permitted by Section 8.6.
14.     DUE ON SALE EXCEPTIONS
14.1	Permitted Transfer to an Approved Purchaser

The Borrower shall have the right, on one occasion during the term of the Loan, to sell or transfer the Property in a transaction approved by the Lender. The Lender agrees that such a transfer shall be a Permitted Transfer if the following conditions are satisfied:
(a)	No Default

No Default shall exist, and no act, omission or circumstance shall exist which, if uncured following Notice and the passage of time, would become a Default.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

(b)	Request and Supporting Materials

The Lender shall receive a written request for its approval at least ninety (90) days before the proposed transfer. The request shall specify the identity of the proposed transferee and the purchase price and other terms of the transaction, shall include a copy of the proposed contract of sale, and shall be accompanied by the financial statements, tax returns, and organizational documents of the proposed transferee and its principals.

(c)	Criteria to be Considered

The ownership structure, financial strength, credit history and demonstrated property management expertise of the proposed transferee and its principals shall be satisfactory to the Lender in its sole discretion. The Lender expressly reserves the right to withhold its approval of the proposed transfer if the proposed transferee or any of its principals is or has been the subject of any bankruptcy, insolvency, or similar proceeding.

(d)	Assumption Agreement

Under the terms of the proposed transfer, the proposed transferee shall assume the Loan, without modification, under the terms of an assumption agreement and additional documentation satisfactory to the Lender in form and substance. Under the assumption agreement, the transferee shall provide a representation as to the purchase price paid for the Real Property.

(e)	Liability for Carveout Obligations

Under the terms of the assumption agreement and additional documentation, liability for Carveout Obligations arising both before and after the date of the transfer and assumption shall be retained or assumed by the parties satisfactory to the Lender.

(f)	Title Insurance Endorsement

The Borrower shall agree to provide an endorsement to the Lender’s mortgagee title insurance policy, insuring the continued validity and priority of this Deed of Trust following the assumption.

(g)	Assumption Fee

The Lender shall receive an assumption fee of one percent (1%) of the outstanding balance of the Loan, and the Borrower shall agree to reimburse the Lender’s out-of-pocket expenses incurred in connection with the proposed transfer, including title updates and endorsement charges, recording fees, any applicable taxes and attorneys’ fees, regardless of whether the transfer is consummated.
14.2	Permitted Transfers of Certain Passive Interests

Any transfer of direct or indirect interests in the Borrower that meets the requirements of this Section (a “Qualified Passive Interest Transfer”) shall be a Permitted Transfer, and no transfer fee, assumption fee, processing fee or
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

document review fee shall be charged in connection with the transfer. A Qualified Passive Interest Transfer is any transfer of a direct or indirect interest in the Borrower, if, following the transfer (i) the Real Property remains under the individual or collective Legal Control of a Permitted Control Group Member; (ii) the transfer does not result in a Prohibited Structural Change and, following the transfer, the Real Property remains under the management control of the Carveout Obligor or of a Qualified Property Manager approved by the Lender, and (iii) in the determination of Lender, the transfer either (A) does not result in a change in assets that would be at risk with respect to any recourse obligations, or (B) is a transfer of direct interests in the Borrower to the devisees of the estate of a deceased Carveout Obligor, and the Net Worth Requirement with respect to remaining or new Carveout Obligors shall have been met by the Borrower. In addition to the foregoing, the following conditions precedent must be satisfied: (1) the Borrower shall deliver to Lender advance notice of the proposed transfer, together with evidence reasonably satisfactory to the Lender that the proposed transfer would meet the requirements of this Section (such evidence shall include a narrative description and detailed pre- and post- transfer organizational charts of the Borrower; and no Default shall exist at the time of the transfer); and (2) no Default shall exist at the time of the transfer.
14.3	Transfers of Limited Partnership Interests

Transfers between limited partners of the Borrower of their limited partnership interests and the admission of new limited partners shall be a Permitted Transfer, provided the general partner of the Borrower does not change and there is no change in Legal Control.

14.4	Transfers of LLC Membership Interests

Transfers between members of the Borrower of their membership interests and the admission of new members shall be a Permitted Transfer, provided the managing member of the Borrower does not change and there is no change in Legal Control.

14.5	Transfers in Carveout Obligor and U-Store-It Trust

Transfers of the publicly traded stock of U-Store-It Trust, a Maryland real estate investment trust, and transfers of the limited partnership interests in Carveout Obligor shall be a Permitted Transfer; provided, however, at all times U-Store-It Trust, a Maryland real estate investment trust, remains the sole general partner of Carveout Obligor and owns at least 51% of the partnership interests in Carveout Obligor.

14.6	Transaction Costs

The Borrower shall pay all out-of-pocket expenses incurred by the Lender in the review and processing of a Permitted Transfer regardless of whether the Permitted Transfer is carried out.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

15.     NOTICE OF ABSOLUTE ASSIGNMENT OF LEASES AND RENTS
Under the Absolute Assignment of Leases and Rents, the Borrower has assigned to the Lender, and to its successors and assigns, all of the Borrower’s right and title to, and interest in, the Leases, including all rights under the Leases and all benefits to be derived from them. The rights assigned include all authority of the Borrower to modify or terminate Leases, or to exercise any remedies, and the benefits assigned include all Rents. This assignment is present and absolute, but under the terms of the Absolute Assignment of Leases and Rents, the Lender has granted the Borrower a conditional license to collect and use the Rents, and to exercise the rights assigned, in a manner consistent with the Obligations, all as more particularly set forth in the Absolute Assignment of Leases and Rents. The Lender may, however, terminate the license by written Notice to the Borrower on certain conditions set forth in the Absolute Assignment of Leases and Rents.
16.     ACCELERATION
If a Default exists, the Lender may, at its option, declare the unpaid principal balance of the Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees and expenses) and all other charges due and payable by the Borrower under the Note or any other Loan Document. If the subject Default has arisen from a failure by the Borrower to make a regular monthly payment of principal and interest, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower at least three (3) Business Days’ advance Notice of its intent to do so.
If the subject Default is curable and nonmonetary in nature, the Lender shall exercise its option to accelerate only by giving Notice of acceleration to the Borrower. The Lender shall not give any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.
Except as expressly described in this Section, no notice of acceleration shall be required in order for the Lender to exercise its option to accelerate the Indebtedness in the event of Default.
17.     RIGHTS OF ENTRY AND TO OPERATE
17.1	Entry on Real Property

If a Default exists, the Lender may, to the extent permitted by law, enter upon the Real Property and take exclusive possession of the Real Property and of all books, records and accounts, all without Notice and without being guilty of trespass, but subject to the rights of tenants in possession under the Leases. If the Borrower remains in possession of all or any part of the Property after Default and without the Lender’s prior written consent, the Lender may, without Notice to the Borrower, invoke any and all legal remedies to dispossess the Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution.
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

17.2	Operation of Real Property

Following Default, the Lender may hold, lease, manage, operate or otherwise use or permit the use of the Real Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as the Lender may deem to be prudent under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as the Lender deems prudent), and apply all Rents and other amounts collected by the Lender in accordance with the provisions of the Absolute Assignment of Leases and Rents.
18.      RECEIVERSHIP
Following Default, the Lender may apply to a court of competent jurisdiction for the appointment of a receiver of the Property, ex parte without Notice to the Borrower, whether or not the value of the Property exceeds the Indebtedness, whether or not waste or deterioration of the Real Property has occurred, and whether or not other arguments based on equity would justify the appointment. The Borrower irrevocably, with knowledge and for valuable consideration, consents to such an appointment. Any such receiver shall have all the rights and powers customarily given to receivers in [individual state specific information inserted here], including the rights and powers granted to the Lender by this Deed of Trust, the power to maintain, lease and operate the Real Property on terms approved by the court, and the power to collect the Rents and apply them to the Indebtedness or otherwise as the court may direct. Once appointed, a receiver may at the Lender’s option remain in place until the Indebtedness has been paid in full.
19.      FORECLOSURE; POWER OF SALE
19.1	Availability of Remedies

Upon Default, the Lender may immediately proceed to foreclose the lien of this Deed of Trust, against all or part of the Property, or to sell the Property, by judicial or nonjudicial foreclosure in accordance with the laws of [individual state specific information inserted here] and may pursue any other remedy available to commercial mortgage lenders under the laws of [individual state specific information inserted here].

19.2	Public Sale

Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of [individual state specific information inserted here] or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of [individual state specific information inserted here] real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of [individual
Deed of Trust
U-Store-It Self Storage Warehouse [                    ]
AEGON Loan No. 89255

state specific information inserted here] real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of [individual state specific information inserted here] real property under powers of sale conferred by deeds of trust.
19.3	Right to Require Proof of Financial Ability and/or Cash Bid

At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

19.4	Sale Subject to Unmatured Indebtedness

In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the
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Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.
19.5	Partial Foreclosure

Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personal Property and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property. It shall not be necessary to have present or to exhibit at any sale any of the Property.

19.6	Trustee’s Deeds

After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.
20.     WAIVERS
To the maximum extent permitted by law, the Borrower irrevocably and unconditionally WAIVES and RELEASES any present or future rights (a) of reinstatement or redemption, (b) that may exempt the Property from any civil process, (c) to appraisal or valuation of the Property, (d) to extension of time for payment, (e) that may subject the Lender’s exercise of its remedies to the administration of any decedent’s estate or to any partition or liquidation action, (f) to any homestead and exemption rights provided by the Constitution and laws of the United States and of [individual state specific information inserted here], (g) to notice of acceleration or notice of intent to accelerate (other than as expressly stated herein), and (h) that in any way would delay or defeat the right of the Lender to cause the sale of the Real Property for the purpose of satisfying the Indebtedness. The Borrower agrees that the price paid at a lawful foreclosure sale,
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whether by the Lender or by a third party, and whether paid through cancellation of all or a portion of the Indebtedness or in cash, shall conclusively establish the value of the Real Property.
BORROWER expressly WAIVES and RELINQUISHES any right or remedy which it may have or be able to assert by reason of the provisions of [individual state specific information inserted here] pertaining to the rights and remedies of sureties. To the maximum extent permitted by applicable law, BORROWER hereby WAIVES and RELEASES all rights, remedies, claims and defenses based upon or related to [individual state specific information inserted here] to the extent the same pertain or may pertain to any enforcement of this Deed of Trust.
The foregoing waivers shall apply to and bind any party assuming the Obligations of the Borrower under this Deed of Trust.
21.     EXCULPATION CLAUSE AND CARVEOUT OBLIGATIONS
The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness evidenced by the Note against the Borrower except through recourse to the Property, unless the Obligation from which the judgment arises is a Carveout Obligation. The Carveout Obligations include (a) the obligation to repay any portion of the Indebtedness that arises because the Lender has advanced funds or incurred expenses in respect of any of the “Carveouts” (as defined below), (b) the obligation to repay the entire Indebtedness, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (c) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with a Carveout, and (d) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from a Carveout. The Carveouts are:
(a)	fraud or intentional misrepresentation;

(b)	gross negligence or willful misconduct;

(c)	the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification obligations with respect thereto;

(d)	the removal or disposal of any portion of the Property after a Default;

(e)	the misapplication or conversion (but only to the extent of such misapplication or conversion) of (i) any Insurance Proceeds, (ii) any Condemnation Proceeds, or (iii) any Rents following a Default;

(f)	failure to pay taxes, charges for labor or materials or other charges that can create liens on any portion of the properties;

(g)	any security deposits, advance deposits or any other deposits which are not delivered to Lender upon a foreclosure or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of a Default that gave rise to such foreclosure or action in lieu thereof;
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(h)	failure to maintain status as a special purpose entity (as required under Section 6.5 herein);

(i)	failure to permit on-site inspection of the Property;

(j)	failure to provide financial information (as required under Section 6.22 herein); and

(k)	failure to appoint a new property manager upon the request of the Lender after a Default.
The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness evidenced by the Note shall be void without Notice with respect to any of the following: (i) failure to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property in violation of this Deed of Trust; (ii) failure to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Property in violation of this Deed of Trust; or (iii) if the Property or any part thereof shall become an asset in a bankruptcy or insolvency proceeding as a result of any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, filed by or collusively arranged by Borrower or any affiliates of Borrower.
22.     SECURITY AGREEMENT AND FIXTURE FILING
22.1	Definitions
“Account” shall have the definition assigned in the UCC.
“Bank” shall have the meaning assigned in the UCC.
“Chattel Paper” shall have the definition assigned in the UCC.
“Deposit Account” shall have the definition assigned in the UCC.
“Document” shall have the definition assigned in the UCC.
“Equipment” shall have the definition assigned in the UCC.
“Financing Statements” shall have the definition assigned in the UCC.
“General Intangibles” shall have the definition assigned in the UCC.
“Goods” shall have the definition assigned in the UCC. “Goods” include all detached Fixtures, items of Personal Property that may become Fixtures, property management files, accounting books and records, reports of consultants relating to the Real Property, site plans, test borings, environmental or geotechnical surveys, samples and test results, blueprints, construction and shop drawings, and plans and specifications.
“Instrument” shall have the definition assigned in the UCC.
“Investment Property” shall have the definition assigned in the UCC.
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“Letter of Credit” shall have the definition assigned in the UCC.
“Letter of Credit Rights” shall have the definition assigned in the UCC.
“Money Collateral” means all money received in respect of Rents.
“Personal Property” means Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Goods, Instruments, General Intangible Collateral, Investment Property, Letter of Credit Rights, Letters of Credit, and Money Collateral.
“Proceeds” shall have the meaning assigned in the UCC.
“UCC” means the Uniform Commercial Code as adopted in [individual state specific information inserted here].
22.2	Creation of Security Interest

This Deed of Trust shall be self-operative and shall constitute both a Deed of Trust and a security agreement pursuant to the provisions of the UCC with respect to the Personal Property and is being recorded as a fixture filing. For purposes of the security agreement (i) the debtor is Borrower and Borrower’s name and address appear in the first paragraph of this Deed of Trust, and (ii) the secured party is Lender and Lender’s name and address appear in the first paragraph of this Deed of Trust. The Borrower, as debtor, hereby grants the Lender, as secured party, for the purpose of securing the Indebtedness, a security interest in the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, General Intangibles, Investment Property, Letter of Credit Rights, Letter of Credit, and Money, in the accessions, additions, replacements, substitutions and Proceeds of any of the foregoing items of collateral. Upon Default, the Lender shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity, and, at the Lender’s option, the Lender may also invoke the remedies provided elsewhere in this Deed of Trust as to such Property. The Borrower and the Lender agree that the rights granted to the Lender as secured party under this Section 22 are in addition to rather than a limitation on any of the Lender’s other rights under this Deed of Trust with respect to the Property.

22.3	Filing Authorization

The Borrower irrevocably authorizes the Lender to file, in the appropriate locations for filings of UCC financing statements in any jurisdictions as the Lender in good faith deems appropriate, such financing statements and amendments as the Lender may require in order to perfect or continue this security interest, or in order to prevent any filed financing statement from becoming misleading or from losing its perfected status.

22.4	Additional Searches and Documentation

Borrower shall provide to Lender upon request, certified copies of any searches of UCC records deemed necessary or appropriate by Lender to confirm the first
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priority status of its security interest in the Personal Property, together with copies of all documents or records evidencing security interests disclosed by such searches.
22.5	Costs

The Borrower shall pay all filing fees and costs and all reasonable costs and expenses of any record searches (or their continuations) as the Lender may require.

22.6	Representations, Warranties and Covenants of the Borrower
(a)	Ownership of the Personal Property

All of the Personal Property is, and shall during the term of the Loan continue to be, owned by the Borrower, and is not the subject matter of any lease, control agreement or other instrument, agreement or transaction whereby any ownership, security or beneficial interest in the Personal Property is held by any person or entity other than the Borrower, subject only to (1) the Lender’s security interest, (2) the rights of tenants occupying the Property pursuant to Leases approved by the Lender, and (3) the Permitted Encumbrances.

(b)	No Other Identity

The Borrower represents and warrants that the Borrower has not used or operated under any other name or identity for at least five (5) years. The Borrower covenants and agrees that Borrower will furnish Lender with notice of any change in its name, form of organization, or state of organization within thirty (30) days prior to the effective date of any such change.

(c)	Location of Equipment

All Equipment is located upon the Land.

(d)	Removal of Goods

The Borrower will not remove or permit to be removed any item included in the Goods from the Land, unless the same is replaced immediately with unencumbered Goods (1) of a quality and value equal or superior to that which it replaces and (2) which is located on the Land. All such replacements, renewals, and additions shall become and be immediately subject to the security interest of this Deed of Trust.

(e)	Proceeds

The Borrower may, without the Lender’s prior written consent, dispose of Goods in the ordinary course of business, provided that, following the disposition, the perfection of the Lender’s security interest in the Proceeds of the disposition will continue under § 9-315 (d) of the UCC. The Borrower shall not, without the Lender’s prior written consent, dispose of any Personal Property in any other manner, except in compliance with Paragraph (d) of this Subsection 22.6.
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22.7	Fixture Filing

This Deed of Trust constitutes a financing statement filed as a fixture filing with respect to any and all fixtures comprising Property. The “debtor” is YSI XX LP, a limited partnership organized under Delaware law, the “secured party” is Transamerica Financial Life Insurance Company, a New York corporation, the collateral is as described in Subsection 22.1 above and the granting clause of this Deed of Trust, and the addresses of the debtor and secured party are the addresses stated in Subsection 27.12 of this Deed of Trust for Notices to such parties. The organizational identification number of the debtor is 4024175. The owner of record of the Real Property is YSI XX LP. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to [individual state specific information inserted here].
23.     ENVIRONMENTAL MATTERS
23.1	Representations

The Borrower represents as follows:
(a)	No Hazardous Substances

To the best of the Borrower’s knowledge, and except as disclosed in the ESA, no release of any Hazardous Substance has occurred on or about the Real Property in a quantity or at a concentration level that (i) violates any Environmental Law, or (ii) requires reporting to any regulatory authority or would reasonably be expected to result in any obligation to remediate under any Environmental Law.

(b)	Absence of Mold Contamination

To the best of the Borrower’s knowledge, the amount of mold present in the air within the Improvements and the extent of mold growth on the elements of the Improvements are no greater than normal in buildings free of moisture intrusion. No mold-related tenant complaint or legal proceeding relating to the Improvements exists, except as otherwise disclosed to AEGON in writing

(c)	Compliance with Environmental Laws

The Real Property and its current use and presently anticipated uses comply with all Environmental Laws, including those requiring permits, licenses, authorizations, and other consents and approvals.

(d)	No Actions or Proceedings

No governmental authority or agency has commenced any action, proceeding or investigation based on any suspected or actual violation of any Environmental Law on or about the Real Property. To the best of the Borrower’s knowledge, no such authority or agency has threatened to commence any such action, proceeding, or investigation.
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23.2	Environmental Covenants

The Borrower covenants as follows:
(a)	Compliance with Environmental Laws

The Borrower shall, and the Borrower shall cause all employees, agents, contractors, and tenants of the Borrower and any other persons present on or occupying the Real Property to, keep and maintain the Real Property in compliance with all Environmental Laws.

(b)	Notices, Actions and Claims

The Borrower shall promptly advise the Lender in writing of (i) any written notices from any governmental or quasi-governmental agency or authority of violation or potential violation of any Environmental Law received by the Borrower, (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law, (iii) all claims made or (to Borrower’s knowledge) threatened by any third party against the Borrower or the Real Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Substances, and (iv) discovery by the Borrower of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that creates a foreseeable risk of contamination of the Real Property by or with Hazardous Substances.
23.3	The Lender’s Right to Control Claims

The Lender shall have the right (but not the obligation) to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Substances and to have its related and reasonable attorneys’ and consultants’ fees paid by the Borrower upon demand if Lender in good faith determines that counsel selected by Borrower cannot represent the interests of Borrower and Lender.

23.4	Indemnification

THE BORROWER SHALL BE SOLELY RESPONSIBLE FOR, AND SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE LENDER, THE TRUSTEE, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM AND AGAINST, ANY CLAIM, JUDGMENT, LOSS, DAMAGE, DEMAND, COST, EXPENSE OR LIABILITY OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR ATTRIBUTABLE TO THE USE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE (WHETHER PRIOR TO OR AFTER THE DATE OF THIS DEED OF TRUST) OF HAZARDOUS SUBSTANCES ON, IN, UNDER OR ABOUT THE REAL PROPERTY (WHETHER BY THE BORROWER, A PREDECESSOR IN TITLE, ANY TENANT, OR ANY EMPLOYEES, AGENTS, CONTRACTOR OR SUBCONTRACTORS OF ANY OF THE FOREGOING OR ANY THIRD PERSONS AT ANY TIME OCCUPYING OR PRESENT ON THE REAL
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PROPERTY), INCLUDING: (I) PERSONAL INJURY; (II) DEATH; (III) DAMAGE TO PROPERTY; (IV) ALL CONSEQUENTIAL DAMAGES; (V) THE COST OF ANY REQUIRED OR NECESSARY REPAIR, CLEANUP OR DETOXIFICATION OF THE REAL PROPERTY, INCLUDING THE SOIL AND GROUND WATER THEREOF, AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER REQUIRED PLANS; (VI) DAMAGE TO ANY NATURAL RESOURCES; AND (VII) ALL REASONABLE COSTS AND EXPENSES INCURRED BY THE LENDER OR THE TRUSTEE IN CONNECTION WITH CLAUSES (I) THROUGH (VI), INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION SHALL BE DEEMED TO PRECLUDE THE BORROWER FROM SEEKING INDEMNIFICATION FROM, OR OTHERWISE PROCEEDING AGAINST, ANY THIRD PARTY INCLUDING ANY TENANT OR PREDECESSOR IN TITLE TO THE REAL PROPERTY, AND FURTHER PROVIDED THAT THIS INDEMNIFICATION WILL NOT EXTEND TO MATTERS CAUSED BY THE LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR ARISING FROM A RELEASE OF HAZARDOUS SUBSTANCES WHICH OCCURS AFTER THE LENDER HAS TAKEN POSSESSION OF THE REAL PROPERTY, SO LONG AS THE BORROWER HAS NOT CAUSED THE RELEASE THROUGH ANY ACT OR OMISSION. THE COVENANTS, AGREEMENTS, AND INDEMNITIES SET FORTH IN THIS SECTION SHALL BE BINDING UPON THE BORROWER AND ITS HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, AND SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS, FORECLOSURE OF THE REAL PROPERTY, AND THE BORROWER’S GRANTING OF A DEED TO THE REAL PROPERTY IN LIEU OF FORECLOSURE. PAYMENT SHALL NOT BE A CONDITION PRECEDENT TO THIS INDEMNITY. ANY COSTS OR EXPENSES INCURRED BY THE LENDER OR THE TRUSTEE FOR WHICH THE BORROWER IS RESPONSIBLE OR FOR WHICH THE BORROWER HAS INDEMNIFIED THE LENDER SHALL BE PAID TO THE LENDER ON DEMAND, WITH INTEREST AT THE DEFAULT RATE FROM THE DATE INCURRED BY THE LENDER UNTIL PAID IN FULL, AND SHALL BE SECURED BY THIS DEED OF TRUST. WITHOUT THE PRIOR WRITTEN CONSENT OF THE LENDER, THE BORROWER SHALL NOT ENTER INTO ANY SETTLEMENT AGREEMENT, CONSENT DECREE, OR OTHER COMPROMISE IN RESPECT TO ANY CLAIMS RELATING TO HAZARDOUS SUBSTANCES.
23.5	Environmental Audits

If a Default exists, or at any time the Lender has reason to believe that a release of Hazardous Substances may have occurred or may be likely to occur, the Lender may require that the Borrower retain, or the Lender may retain directly, at the sole cost and expense of the Borrower, a licensed geologist, industrial hygienist or an environmental consultant acceptable to the Lender to conduct an environmental assessment or audit of the Real Property. In the event that the Lender makes a reasonable determination of the need for an environmental assessment or audit, the Lender shall inform the Borrower in writing that such a
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determination has been made and, if requested to do so by the Borrower, give the Borrower a written explanation of that determination before the assessment or audit is conducted. The Borrower shall afford any person conducting an environmental assessment or audit access to the Real Property and all materials reasonably requested. The Borrower shall pay on demand the cost and expenses of any environmental consultant engaged by the Lender under this Subsection. The Borrower shall, at the Lender’s request and at the Borrower’s sole cost and expense, take such investigative and remedial measures determined by the geologist, hygienist or consultant to be necessary to address any condition discovered by the assessment or audit so that (i) the Real Property shall be in compliance with all Environmental Laws, (ii) the condition of the Real Property shall not constitute any identifiable risk to human health or to the environment, and (iii) the value of the Real Property shall not be affected by the presence of Hazardous Substances.
24.     CONCERNING THE TRUSTEE
24.1	No Liability

The Trustee will not be liable for any error of judgment or act, or be otherwise responsible or accountable under any circumstances. If the Trustee or anyone acting by virtue of the Trustee’s powers enters the Real Property, the Trustee will not be personally liable for debts contracted or for liability or damages incurred in the management or operation of the Real Property. The Trustee will have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by the Trustee or believed by the Trustee in good faith to be genuine. The Trustee will be entitled to reimbursement for expenses actually incurred by the Trustee in the performance of the Trustee’s duties and to reasonable compensation for services rendered. The Borrower shall, from time to time, pay compensation due the Trustee under this Deed of Trust and reimburse the Trustee for and save and hold the Trustee harmless from and against any and all loss, cost, liability, damage and expense whatsoever incurred by the Trustee in the performance of the Trustee’s duties.

24.2	Retention of Money

All money received by the Trustee must, until used or applied, be held in trust for the purposes for which it was received, but need not be segregated in any manner from any other money (except to the extent required by law) and the Trustee will have no liability for interest on any money received.

24.3	Successor Trustees

The Trustee may resign by giving notice of such resignation in writing to the Lender. If the Trustee dies, resigns or becomes disqualified from acting in the execution of this Trust or fails or refuses to exercise the same when requested by the Lender so to do or if for any reason and without cause the Lender prefers to appoint a substitute trustee to act instead of the original Trustee, or any prior successor or substitute trustee, the Lender will have full power to appoint a
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substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estates, rights, powers and duties of the Trustee.
24.4	Succession Instruments

Any new Trustee appointed will, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of the Trustee’s predecessor. Upon the written request of the Lender or of any successor trustee, the former Trustee shall execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of the former Trustee, and shall duly assign, transfer and deliver any of the property and money held by the former Trustee to the successor Trustee so appointed in the former Trustee’s place.

24.5	Performance of Duties by Agents

The Trustee may authorize one or more parties to act on the Trustee’s behalf to perform the Trustee’s ministerial functions, including, without limitation, the transmittal and posting of any notices.
25.     AGREEMENT CONCERNING INTEREST
25.1	Savings Clause

The Borrower and the Lender agree that they intend to comply strictly at all times with applicable [individual state specific information inserted here] law governing the maximum rate or amount of interest payable on the Note or the Indebtedness (or applicable federal law, if it preempts [individual state specific information inserted here] law and permits the Lender to contract for, accrue or receive a higher rate or amount of interest than would be permitted under [individual state specific information inserted here] law). If the applicable law is ever judicially interpreted so as to render usurious any Charges, then it is the Borrower’s and the Lender’s express intent that all Charges in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio. If the Indebtedness has not been paid in full, all such cancelled amounts shall be applied to the Indebtedness, and the Note and the other Loan Documents shall immediately be deemed reformed to require the payment of interest at the Maximum Lawful Rate. If the Indebtedness has been paid in full, all such cancelled amounts shall be refunded to the Borrower. The Borrower agrees that as a condition precedent to any claim seeking usury penalties against the Lender, the Borrower shall provide written Notice to the Lender, advising the Lender in reasonable detail of the nature and amount of the violation. The Lender shall have sixty (60) days after receipt of the Notice to correct any usury violation by either refunding such excess interest to the Borrower or by crediting such excess interest against the Indebtedness. All sums contracted for, charged or received by the Lender for the use, forbearance or detention of any debt evidenced by the Note or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the term of the Note (including any extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed
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the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness, for so long as any portion of the Indebtedness remains outstanding. [individual state specific information inserted here] shall not apply to the Note or to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
25.2	Ceiling Election

To the extent that the Lender is relying on [individual state specific information inserted here] to determine the Maximum Lawful Rate payable on the Indebtedness, the Lender will utilize the weekly ceiling from time to time in effect as provided in such [individual state specific information inserted here], as amended. To the extent federal law permits the Lender to contract for, charge, take, receive or reserve a greater amount of interest than under [individual state specific information inserted here] law, the Lender will rely on federal law instead of such [individual state specific information inserted here] for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, the Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such [individual state specific information inserted here] or under other applicable law by giving notice, if required, to the Borrower as provided by applicable law now or hereafter in effect.
26.     SECONDARY MARKET
26.1	Dissemination of Information

In connection with any transfer of the Loan, the Lender may forward any documents and information that the Lender now has or acquires in the future concerning the Loan, including the financial statements of any Obligor, and such other information as may be reasonably related to the Obligors, the Property or the Leases to any:
(i)	transferee or prospective transferee of the Loan;

(ii)	Rating Agency rating the Loan, a Participation, or Securities; or

(iii)	purchaser, transferee, assignee, servicer, participant, investor or prospective investor in any Securitization, or to any of their advisors.
The Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including any right of privacy. Lender agrees to endeavor to refrain from disclosing information concerning the Loan, Borrower and Carveout Obligor except in good faith and in furtherance of Lender’s legitimate business interest.
26.2	Cooperation

The Borrower, any guarantor and any Carveout Obligor agree to cooperate with the Lender in connection with any transfer of the Loan or any Participation or
Deed of Trust
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AEGON Loan No. 89255

Securities. The Borrower agrees to provide to the Lender or to any persons to whom the Lender may disseminate such information, at the Lender’s request, financial statements of Obligors, an estoppel certificate and such other documents as may be reasonably related to the Obligors, the Property, or the Leases.
26.3	Additional Financial Information

If a decision is made to include the Loan in a Securitization and the amount of the Loan would exceed 20% of the amount estimated in good faith to be raised in the offering, the Borrower agrees to provide, to the extent required by SEC Regulation S-X Rule 3-14, and to the extent not previously supplied to Lender, financial statements for the Real Property in respect of the three years prior to the Securitization (but in all events limited to the period of Borrower’s ownership of the Real Property). If the amount of the Loan would exceed 10% (but not 20%) of the amount estimated in good faith to be raised by the offering, the Borrower agrees to provide such additional property-related financial information as the Lender may request in order to meet then-applicable SEC rules in connection with the contemplated manner of the offering.

26.4	Reserves/Escrows

If Participations are granted or Securities issued in connection with the Loan, all funds held by the Lender in escrow or as reserves in accordance with the Loan Documents may, at the Lender’s discretion, be deposited in “eligible accounts” at “eligible institutions” and invested in “permitted investments” as then defined and required by the Rating Agencies.
27.     MISCELLANEOUS
27.1	Successors and Assigns

All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Obligors, or to the holder of the Note, as the case may be.

27.2	Survival of Obligations

Each and all of the Obligations shall continue in full force and effect until the latest of (a) the date the Indebtedness has been paid in full and the Obligations have been performed and satisfied in full, (b) the last date permitted by law for bringing any claim or action with respect to which the Lender may seek payment or indemnification in connection with the Loan Documents, and (c) the date on which any claim or action for which the Lender seeks payment or indemnification is fully and finally resolved and, if applicable, any compromise thereof of judgment or award thereon is paid in full.

27.3	Further Assurances

The Borrower, upon the request of the Lender or the Trustee, shall complete, execute, acknowledge, deliver and record or file such further instruments and do
Deed of Trust
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AEGON Loan No. 89255

such further acts as may be necessary to carry out more effectively the purposes of this Deed of Trust, to subject any property intended to be covered by this Deed of Trust to the liens and security interests it creates, to place third parties on notice of those liens and security interests, or to correct any defects which may be found in any Loan Document.
27.4	Right of Inspection

The Lender shall have the right from time to time, upon reasonable advance notice to the Borrower, to enter onto the Real Property for the purpose of inspecting and reporting on its physical condition, tenancy and operations.

27.5	Expense Indemnification

The Borrower shall pay all filing and recording fees, documentary stamps, intangible taxes, and all expenses incident to the execution and acknowledgment of this Deed of Trust, the Note or any of the other Loan Documents, any supplements, amendments, renewals or extensions of any of them, or any instrument entered into under Subsection 27.3. The Borrower shall pay or reimburse the Lender, upon demand, for all costs and expenses, including appraisal and reappraisal costs of the Property and reasonable attorneys’ and legal assistants’ fees, which the Lender may incur in connection with enforcement proceedings under the Note, this Deed of Trust, or any of the other Loan Documents (including all fees and costs incurred in enforcing or protecting the Note, this Deed of Trust, or any of the other Loan Documents in any bankruptcy proceeding), and attorneys’ and legal assistants’ fees incurred by the Lender in any other suit, action, legal proceeding or dispute of any kind in which the Lender is made a party or appears as party plaintiff or defendant, affecting the Indebtedness, the Note, this Deed of Trust, any of the other Loan Documents, or the Property, or required to protect or sustain the lien of this Deed of Trust. The Borrower shall be obligated to pay (or to reimburse the Lender) for such fees, costs and expenses and shall indemnify and hold the Lender and the Trustee harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including attorneys’ fees, incurred or accruing by reason of the Borrower’s failure to promptly repay any such fees, costs and expenses. If any suit or action is brought to enforce or interpret any of the terms of this Deed of Trust (including any effort to modify or vacate any automatic stay or injunction, any trial, any appeal, any petition for review or any bankruptcy proceeding), the Lender shall be entitled to recover all expenses reasonably incurred in preparation for or during the suit or action or in connection with any appeal of the related decision, whether or not taxable as costs. Such expenses include reasonable attorneys’ fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including the costs of searching records, obtaining title reports, appraisals, environmental assessments, surveying costs, title insurance premiums, trustee fees, and other reasonable attorneys’ fees, incurred by the Lender that are necessary at any time in the Lender’s opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note.
Deed of Trust
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AEGON Loan No. 89255

27.6	General Indemnification

The Borrower shall indemnify, defend and hold the Lender harmless against: (i) any and all claims for brokerage, leasing, finder’s or similar fees which may be made relating to the Real Property or the Indebtedness and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits costs and expenses (including the Lender’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by the Lender in connection with the Indebtedness, this Deed of Trust, the Real Property or any part thereof, or the operation, maintenance and/or use thereof, or the exercise by the Lender of any rights or remedies granted to it under this Deed of Trust or pursuant to applicable law; provided, however, that nothing herein shall be construed to obligate the Borrower to indemnify, defend and hold harmless the Lender from and against any of the foregoing which is imposed on or incurred by the Lender by reason of the Lender’s willful misconduct or gross negligence.

27.7	Recording and Filing

The Borrower shall cause this Deed of Trust and all amendments, supplements, and substitutions to be recorded, filed, re-recorded and re-filed in such manner and in such places as the Lender may reasonably request. The Borrower will pay all recording filing, re-recording and re-filing taxes, fees and other charges.

27.8	No Waiver

No deliberate or unintentional failure by the Lender to require strict performance by the Borrower of any Obligation shall be deemed a waiver, and the Lender shall have the right at any time to require strict performance by the Borrower of any Obligation.

27.9	Covenants Running with the Land

All Obligations are intended by the parties to be and shall be construed as covenants running with the Land.

27.10	Severability

The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. Any provision of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall nevertheless be construed and given effect to the extent possible. The invalidity or unenforceability of any provision in a particular jurisdiction shall neither invalidate nor render unenforceable any other provision of the Loan Documents in that jurisdiction, and shall not affect the validity or enforceability of that provision in any other jurisdiction. If a provision is held to be invalid or unenforceable as to a particular person or under a particular circumstance, it shall nevertheless be presumed valid and enforceable as to others, or under other circumstances.
Deed of Trust
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AEGON Loan No. 89255

27.11	Entire Agreement

The Loan Documents contain the entire agreements between the parties relating to the financing of the Real Property, and all prior agreements which are not contained in the Loan Documents, other than the unsecured Environmental Indemnity Agreement, are terminated. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. The Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against whom enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination that is not so documented shall be null and void.

27.12	Notices

In order for any demand, consent, approval or other communication to be effective under the terms of this Deed of Trust, “Notice” must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted by facsimile (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:
If to the Lender:
Transamerica Financial Life Insurance Company
c/o AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5443
Attn: Mortgage Loan Department
Reference: Loan #89255
Fax Number: (319) 369-2277
If to the Borrower:
YSI XX LP
6745 Engle Road
Cleveland, Ohio 44130
Fax Number: (440) 234-5899

With a copy to:

Lee E. Berner, Esq.
Hogan & Hartson L.L.P.
8300 Greensboro Drive
Suite 1100
McLean, VA 22102
Fax Number: (703) 610-6137
Deed of Trust
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AEGON Loan No. 89255

If to the Trustee:
[                    ]
Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by facsimile will be deemed delivered on the next Business Day following transmission (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). Either the Lender or the Borrower may change its address for Notice by giving at least fifteen (15) Business Days’ prior Notice of such change to the other party.
27.13	Counterparts

This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

27.14	Choice of Law

This Deed of Trust shall be interpreted, construed, applied, and enforced according to, and will be governed by, the laws of [individual state specific information inserted here], without regard to any choice of law principle which, but for this provision, would require the application of the law of another jurisdiction and regardless of where executed or delivered, where payable or paid, where any cause of action accrues in connection with this transaction, where any action or other proceeding involving any of the other Loan Documents are instituted or pending, or whether the laws of [individual state specific information inserted here]otherwise would apply the laws of another jurisdiction.

27.15	Forum Selection

The Borrower agrees that the sole and exclusive forum for the determination of any action relating to the validity and enforceability of the Note, this Deed of Trust and the other Loan Documents, and any other instruments securing the Note shall be either in an appropriate court of the State of [individual state specific information inserted here] or the applicable United States District Court.

27.16	Sole Benefit

This Deed of Trust and the other Loan Documents have been executed for the sole benefit of the Borrower and the Lender and the successors and assigns of the Lender. No other party shall have rights thereunder or be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time. The Borrower shall have no right to assign any of its rights under the Loan Documents to any party whatsoever.
Deed of Trust
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27.17	Release of Claims

The Borrower hereby RELEASES, DISCHARGES and ACQUITS forever the Lender and the Trustee and their officers, directors, trustees, agents, employees and counsel (in each case, past, present or future) from any and all Claims existing as of the date hereof (or the date of actual execution hereof by the Borrower, if later). As used herein, the term “Claim” shall mean any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs or expenses (including court costs, penalties, attorneys’ fees and disbursements, and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, and whether arising out of written documents, unwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise.

27.18	No Partnership

Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between the Borrower and the Lender, or in any way make the Lender a co-principal with the Borrower with reference to the Property.

27.19	Payoff Procedures

If the Borrower pays or causes to be paid to the Lender all of the Indebtedness, then the Trustee’s interest in the Real Property shall cease, and upon receipt by the Lender of such payment, the Lender shall either (a) release this Deed of Trust or (b) assign the Loan Documents and endorse the Note (in either case without recourse or warranty of any kind) to a takeout lender, upon payment (in the latter case) of an administrative fee of $750.

27.20	[Intentionally Deleted]

27.21	Future Advances

Under the terms of this Deed of Trust, “Indebtedness” includes any and all indebtedness owed by the Grantor to the Beneficiary, any and all obligations of the Grantor to the Beneficiary, and any and all liabilities of the Grantor to the Beneficiary, regardless of the kind or character of such indebtedness, obligations or liabilities, if they relate to the Loan or to the Real Property in any way, and regardless of whether they arise now or in the future, are absolute or contingent, secured or unsecured, due or not due, arise by operation of law or by contract, are direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, or are secured or unsecured by additional or different security or securities, and regardless of whether the indebtedness, obligations or liabilities are of the Grantor directly or arise through its participation in any form of business or economic association or transaction, whether as a partner, joint venturer, trustee, principal, surety, endorser, guarantor, accommodation party or otherwise. However, this Deed of Trust shall not secure any such other indebtedness, obligation or liability with respect to which the Beneficiary is by applicable law prohibited from obtaining a lien on real estate, nor shall this
Deed of Trust
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AEGON Loan No. 89255

definition operate or be effective to constitute or require any assumption or payment by any person, in any way, of any debt or obligation of any other person to the extent that the same would violate or exceed the limit provided in any applicable usury or other law.
27.22	Interpretation
(a)	Headings and General Application

The section, subsection, paragraph and subparagraph headings of this Deed of Trust are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs. If the text requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

(b)	Sole Discretion

The Lender may take any action or decide any matter under the terms of this Deed of Trust or of any other Loan Document (including any consent, approval, acceptance, option, election or authorization) in its sole and absolute discretion, for any reason or for no reason, unless the related Loan Document contains specific language to the contrary. Any approval or consent that the Lender might withhold may be conditioned in any way.

(c)	Result of Negotiations

This Deed of Trust results from negotiations between the Borrower and the Lender and from their mutual efforts. Therefore, it shall be so construed, and not as though it had been prepared solely by the Lender.

(d)	Reference to Particulars

The scope of a general statement made in this Deed of Trust or in any other Loan Document shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, unless the relevant provision of a Loan Document contains specific language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”
27.23	Joint and Several Liability

If there is more than one individual or entity executing this Deed of Trust as the Borrower, liability of such individuals and entities under this Deed of Trust shall be joint and several.

27.24	Time of Essence

Time is of the essence of each and every covenant, condition and provision of this Deed of Trust to be performed by the Borrower.

27.25	Jury Waiver

THE BORROWER AND BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION
Deed of Trust
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OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR (II) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AND BY ITS ACCEPTANCE HEREOF, THE LENDER, AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.
27.26	Renewal, Extension, Modification and Waiver

The Lender, at its option, may at any time renew or extend this Deed of Trust, the Note or any other Loan Document. The Lender may enter into a modification of any Loan Document or of the Environmental Indemnity Agreement without the consent of any person not a party to the document being modified. The Lender may waive any covenant or condition of any Loan Document or of the Environmental Indemnity Agreement, in whole or in part, at the request of any person then having an interest in the Property or in any way liable for any part of the Indebtedness. The Lender may take, release, or resort to any security for the Note and the Obligations and may release any party primarily or secondarily liable on any Loan Document or on the Environmental Indemnity Agreement, all without affecting any liability not expressly released in writing by the Lender.

27.27	Cumulative Remedies

Every right and remedy provided in this Deed of Trust shall be cumulative of every other right or remedy of the Lender, whether conferred by law or by grant or contract, and may be enforced concurrently with any such right or remedy. The acceptance of the performance of any obligation to cure any Default shall not be construed as a waiver of any rights with respect to any other past, present or future Default. No waiver in a particular instance of the requirement that any Obligation be performed shall be construed as a waiver with respect to any other Obligation or instance.

27.28	No Obligation to Marshal Assets

No holder of any deed of trust, security interest or other encumbrance affecting all or any portion of the Real Property, which encumbrance is inferior to the lien and security interest of this Deed of Trust, shall have any right to require the Lender to marshal assets.

27.29	Transfer of Ownership

The Lender may, without notice to the Borrower, deal with any person in whom ownership of any part of the Real Property has vested, without in any way vitiating or discharging the Borrower from liability for any of the Obligations.

27.30	Notice of Indemnification

THE BORROWER AND THE CARVEOUT OBLIGOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS
Deed of Trust
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AEGON Loan No. 89255

INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 4, 2123.4, 27.2, 27.5, and 27.6.
27.31	Partial Release

Lender will agree to permit the Borrower to secure from time to time the release of any single Parcel as security for the Loan (a “Release”), provided the Borrower meets the following conditions:
(a)	No Default shall exist, nor shall any act, omission or circumstance exist which, following notice and absence of a cure, would become a Default.

(b)	No more than five (5) Parcels shall be released during the term of the Loan.

(c)	The Borrower shall have requested the Release in writing no less than sixty (60) days prior to the date of the proposed Release.

(d)	At the time of the Release, the Lender shall receive from the Borrower a prepayment of the Loan in an amount determined in accordance with this Section (the “Release Amount”).

(e)	The Borrower shall have paid all costs and expenses in connection with any such release, including (i) an administrative fee of $5,000 and (ii) the Lender’s reasonable attorneys’ fees and expenses.

(f)	If the debt service coverage ratio (“DSCR”), as determined by Lender (based on the post-Release Loan balance and the remaining Real Property) would fall below 1.25; then Borrower shall have made an additional principal prepayment (which must be accompanied by the prepayment premium calculated using the formula set forth in the Note) in an amount which will cause the DSCR to equal or exceed 1.25.
In respect of any Parcel, the Release Amount shall be (A) 120% of the amount that would be required to prepay the Note in full, including the prepayment premium calculated under the terms of the Note, multiplied by (B) the related Parcel’s Fraction of Value. The Lender shall determine the maximum portion of the Release Amount that can be applied as a principal prepayment of the Loan, assuming that the remaining portion of the Release Amount equals the prepayment premium calculated on the principal prepayment, and the Release Amount shall be applied to the Loan in accordance with the Lender’s determination.
27.32	Release and Substitution of Collateral

If the Borrower desires to secure the release of any single Parcel from the lien of the related mortgage or deed of trust securing the Loan in order to sell the Parcel in an arm’s length transaction, it may do so provided the Loan is not in Default and another commercial real property satisfactory to Lender is substituted for the released Parcel as collateral for the Loan. During the Loan term, no more than five (5) Parcels shall be released through substitution of replacement properties pursuant to this Section. The substitute property shall have a market value greater than or equal to 125% of the market value of the released Parcel. The Lender shall determine the value of the released Parcel for purposes of this calculation. If
Deed of Trust
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AEGON Loan No. 89255

the Borrower disagrees with the Lender’s value conclusion, the Borrower shall have the right to cause the Lender to update its fee appraisal of the released Parcel through repeating the appraisal procedure used at the time of the Loan’s origination, and the value conclusion of the fee appraiser shall be determinative, subject to concurrence by Lender’s review appraiser. The expense of the appraiser shall be borne by the Borrower. The value of the substitute Parcel shall be determined through the appraisal process used at the time of the origination of the Loan.
The Lender may base its decision concerning the substitute collateral solely on its own economic interests and on the marginal effect of the requested substitution on the Loan and on the Lender’s investment portfolio. In doing so, the Lender may consider any factor (A) reasonably related to the quality of the proposed substitute property as collateral, including, without limitation, market value, cash flow, projected capital requirements, tenant quality, location, condition of title, quality and expected life of the improvements, and the environmental condition of the property or (B) related to the effect of the substitution on the Lender’s overall portfolio, including, without limitation, asset types, investment concentrations in markets or submarkets, and tenant credit exposures. The closing of the substitution of the collateral shall be carried out in accordance with Lender’s then-current mortgage loan origination practices, however, Lender shall collect (as compensation for its underwriting and closing efforts) a fee equal to the greater of (A) one percent (1%) of the market value of the released Parcel, as estimated by Lender’s review appraiser at the time of the Loan’s origination, and (B) $25,000. The Borrower shall pay all of Lender’s out-of-pocket expenses in connection with the substitution.
All of the terms of the Loan Documents shall apply to, be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Obligors, or to the holder of the Note, as the case may be.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
Deed of Trust
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AEGON Loan No. 89255

     IN WITNESS WHEREOF, the Borrower has caused this Deed of Trust to be duly executed as of the date first above written.

YSI XX LP,

By:	YSI XX GP LLC
	Its:	General Partner

By:

Name: Steven G.Osgood
Title: President

STATE OF OHIO	§
§
COUNTY OF CUYAHOGA	§
     This instrument was ACKNOWLEDGED before me on October ___, 2005, by Steven G. Osgood, as President of YSI XX GP LLC, a Delaware limited liability company, as General Partner of YSI XX LP, a Delaware limited partnership, on behalf of said limited partnership.

[S E A L]

Notary Public, State of Ohio
My Commission Expires:
Patricia A. Rocewicky
Printed Name of Notary Public
Deed of Trust
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AEGON Loan No. 89255

EXHIBIT A
(Property Description)
[individual property specific
information inserted here]
Exhibit A — Property Description
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AEGON Loan No. 89255

EXHIBIT B
(Street Addresses for each Parcel)

	Reference	Address
1.	ALB 1	2001 Girard Blvd. S.E., Albuquerque, NM 87106
2.	ALB 3	11801 Montgomery Blvd. NE, Albuquerque, NM 87111
3.	ALB 5	7440 Central Avenue SE, Albuquerque, NM 87108
4.	DEN 1	11402 Cherokee Street, Northglenn, CO 80234
5.	DEN 2	8444 North Pecos Street, Denver, CO 80260
6.	DEN 3	10303 East Warren Ave., Aurora, CO 80247
7.	DEN 5	16845 Mt. Vernon Road, Golden, CO 80247
8.	DEN 6	5353 East County Line, Centennial, CO 80122
9.	ELP 1	1500 Lomaland Drive, El Paso, TX 79935
10.	ELP 2	10642 Montana Ave., El Paso, TX 79935
11.	ELP 3	9447 Diana Drive, El Paso, TX 79924
12.	ELP 4	5201 North Mesa, El Paso, TX 79912
13.	SAC 1	2620 Florin Road, Sacramento, CA 95822
14.	SAC 2	7245 55th Street, Sacramento, CA 95661
15.	SAC 3	900 Orlando Ave., Roseville, CA 95661
16.	SAC 4	10651 White Rock Road, Rancho Cordova, CA 95670
17.	SAC 5	4950 Watt Ave., North Highlands, CA 95660
18.	SAC 6	9360 Greenback Lane, Orangevale, CA 95662
19.	SAC 8	775 N. 16th Street, Sacramento, CA 95814
20.	SAC 9	7562 Greenback Lane, Citrus Heights, CA 95610
21.	SLC 1	4640 South 900 East, Murray, UT 84117
22.	SLC 2	350 South Redwood Road, Salt Lake City, UT 84104
23.	SLC 3	3528 South 300 West, Salt Lake City, UT 84115
24.	SLC 4	5174 Commerce Drive, Murray, UT 84107
25.	CMP	5180 Commerce Drive, Murray, UT 84107
26.	TUC 1	3899 North Oracle Road, Tucson, AZ 85705
27.	TUC 2	3680 W. Orange Grove Road, Tucson, AZ 85741
28.	TUC 3	2424 N. Oracle Road, Tucson, AZ 85705
29.	TUC 4	2545 South 6th Ave., Tucson, AZ 85713
30.	TUC 5	2855 South Pantano, Tucson, AZ 85730
31.	TUC 6	7070 East Speedway Blvd., Tucson, AZ 85710
32.	TUC 7	8361 East Broadway Blvd., Tucson, AZ 85710
33.	TUC 9	5550 South Palo Verde Road, Tucson, AZ 85706
34.	TUC 10	975 South Prudence, Tucson, AZ 85710
35.	TUC 11	519 East Prince Road, Tucson, AZ 85705
36.	TUC 12	3955 East 29th Street, Tucson, AZ 85711
37.	OBPA	3811 N. Oracle Road, Tucson, AZ 85705
Exhibit B — Parcel Addresses
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